                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          NHancement Technologies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                          NHANCEMENT TECHNOLOGIES INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 2, 1998


To Our Stockholders:


     PLEASE TAKE NOTICE that a Special Meeting (the "SPECIAL MEETING") of Stockholders of NHancement Technologies Inc. (the "COMPANY"), will be held on November 2, 1998 at 9:00 a.m. P.D.T. at the principal offices of the Company located at 39420 Liberty Street, Suite 250, Fremont, California 94538, for the following purposes:



     1. To consider and vote upon a proposal to ratify and approve the issuance of 3,211 shares of Series A Convertible Preferred Stock of the Company, $0.01 par value per share, and all shares of Common Stock, $0.01 par value per share, issuable upon conversion thereof, pursuant to a Securities Purchase Agreement entered into between the Company and certain purchasers.


     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


     Stockholders of record at the close of business on September 4, 1998 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Any stockholder attending the Special Meeting may vote in person, even if such stockholder previously signed and returned a proxy.


                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          Executive Vice President, Chief
                                          Financial
                                          Officer, Treasurer and Secretary

Fremont, California

October   , 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          NHANCEMENT TECHNOLOGIES INC.

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                                NOVEMBER 2, 1998



     The accompanying proxy is solicited by the Board of Directors of NHancement Technologies Inc., a Delaware corporation ("NHANCEMENT" or the "COMPANY"), for use at the Company's Special Meeting of Stockholders (the "SPECIAL MEETING") to be held November 2, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting. The date of this Proxy Statement
is October      , 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.


     Only stockholders of record as of the close of business on September 4, 1998 (the "RECORD DATE"), will be entitled to vote at the Special Meeting and any adjournment thereof. As of that date, according to the Company's transfer agent, there were 5,616,757 shares of Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), issued and outstanding and 3,211 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("PREFERRED STOCK"), issued and outstanding (convertible as of the Record Date (including accrued dividends) into 345,931 shares of Common Stock). Stockholders may vote in person or by proxy. Each holder of shares of Common Stock available for voting is entitled to one (1) vote for each share of stock held on the proposal presented in this Proxy Statement. The holders of Preferred Stock shall vote with the holders of Common Stock as a single class, with each share of Preferred Stock entitled to the number of votes that he or she would have if such shares were converted into Common Stock as of the Record Date. The Company's By-Laws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted in determining the number of shares present for purposes of establishing a quorum for the transaction of business, but will not be voted in favor of the proposal and will have the same effect as a vote against the proposal.



     Approval of the transaction described in the proposal set forth in this Proxy Statement (the "PROPOSAL") will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented at the Special Meeting. The votes of the Preferred Stock currently outstanding will not be counted for purposes of determining approval of the Proposal. Esmond T. Goei, Douglas S. Zorn, James S. Gillespie, Gary L. Nemetz and Santanu Das, directors and/or principal stockholders of the Company, have entered into agreements with the purchasers under that certain Securities Purchase Agreement described in the Proposal pursuant to which such stockholders have agreed to vote an aggregate of 1,144,293 shares of the Company's Common Stock in favor of the Proposal. All shares of Common Stock held by such directors and principal stockholders were acquired by such persons prior to the initial closing under the Securities Purchase Agreement on April 13, 1998. In addition, The Endeavour Capital Fund S.A. and AMRO INTERNATIONAL S.A. (collectively, the "INVESTORS"), as the holders in the aggregate of 407,034 shares of Common Stock, have also indicated their intention to vote all shares over which they exercise voting control in favor of the Proposal. The Investors are the sole purchasers under the Securities Purchase Agreement described in the Proposal set forth in this Proxy Statement. The 407,034 shares of Common Stock held by the Investors as of the Record Date were received upon conversion of certain of the shares of Preferred Stock purchased at the initial closing under the Securities Purchase Agreement on April 13, 1998. Accordingly, stockholders holding in the aggregate securities representing 27.6% of the voting power of the Company's securities have already agreed to vote in favor of the Proposal.


     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of August 31, 1998, by (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock and Preferred Stock, (b) each of the Company's directors, (c) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1997, whose salary and incentive compensation for the fiscal year ended December 31, 1997 exceeded $100,000, and (d) all executive officers and directors as a group.



                                                     COMMON STOCK                 PREFERRED STOCK
                                               -------------------------    ----------------------------
                                               BENEFICIALLY    OWNERSHIP     BENEFICIALLY      OWNERSHIP
             NAMES AND ADDRESSES                 OWNED(1)        %(1)          OWNED(1)          %(1)
             -------------------               ------------    ---------    ---------------    ---------
James S. Gillespie...........................     815,000(2)     14.4%              --              --
198 Country Club Drive
Incline Village, Nevada 89451
Esmond T. Goei...............................     413,182(3)      7.0%              --              --
c/o NHancement Technologies Inc.
39420 Liberty Street, Suite 250
Fremont, California 94538
Douglas S. Zorn..............................     391,437(4)      6.6%              --              --
c/o NHancement Technologies Inc.
39420 Liberty Street, Suite 250
Fremont, California 94538
Gary L. Nemetz...............................     132,725(5)      2.3%              --              --
c/o Admiral Capital Corporation
2420 Sand Hill Road, Suite 101
Menlo Park, California 94025
Santanu Das..................................      38,593(6)        *               --              --
14 Hunter Ridge Road
Monroe, Connecticut 06468
James H. Boyle...............................       5,000(7)        *               --              --
4564 Daffodil Trail
Plano, Texas 75093
The Endeavour Capital Fund S.A...............     317,064(8)      5.3%           3,211           100.0%
c/o Endeavour Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
AMRO INTERNATIONAL S.A.......................     401,734(9)      7.1%              --              --
50 ULTRA FINANCE
Gross Munster Platz 26
Zurich LH 8022
Switzerland
Directors and Executive Officers.............   1,808,437(10)    28.8%           3,211           100.0%
as a Group (8 persons)


---------------
  *  Less than 1%


 (1) Based on 5,616,757 shares of Common Stock and 3,211 shares of Preferred Stock issued and outstanding as of August 31, 1998.


 (2) Includes a warrant to purchase 27,500 shares of Common Stock.

 (3) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 168,750 shares of Common Stock at an exercise price of $3.20 per share, 50,000 shares of Common Stock at $3.875 per share, and warrants to purchase 51,519 shares of Common Stock.

 (4) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 140,625 shares of Common Stock at an exercise price of $3.20 per share, 50,000 shares of Common Stock at $3.875 per share, and warrants to purchase 61,375 shares of Common Stock.

 (5) Includes 46,025 shares beneficially owned by Admiral Capital Corporation, as to which Mr. Nemetz has sole voting and investment power, options that are presently exercisable or that will become exercisable within 60 days to purchase 8,438 shares at an exercise price of $4.00 per share, 1,563 shares at $3.50 per share and warrants to purchase 55,000 shares of Common Stock.

 (6) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 5,000 shares of Common Stock at an exercise price of $3.5625 per share, and a warrant to purchase 26,875 shares of Common Stock.

 (7) Represents options that are presently exercisable or that will become exercisable within 60 days to purchase 5,000 shares of Common Stock at an exercise price of $3.50 per share.


 (8) Includes 5,300 shares of Common Stock received upon conversion of Preferred Stock and 311,764 shares of Common Stock receivable upon conversion of the Preferred Stock (including accrued dividends) held by The Endeavour Capital Fund S.A. assuming conversion as of August 31, 1998.



 (9) Represents the number of shares of Common Stock received upon conversion of Preferred Stock (including accrued dividends) held by AMRO INTERNATIONAL S.A.


(10) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 441,875 shares of Common Stock and warrants to purchase 222,269 shares of Common Stock.

                                    PROPOSAL


             TO RATIFY AND APPROVE THE ISSUANCE OF 3,211 SHARES OF

                      SERIES A CONVERTIBLE PREFERRED STOCK
      AND ALL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

  Securities Purchase Agreement


     On April 13, 1998, the Company entered into a Securities Purchase Agreement with the Investors pursuant to which the Company agreed to issue up to an aggregate of Thirty Thousand (30,000) shares of Series A Convertible Preferred Stock ("PREFERRED STOCK") at a price of One Hundred Dollars ($100) per share. The Securities Purchase Agreement, as amended June 15, 1998 (the "SECURITIES PURCHASE AGREEMENT"), provided for the issuance of the Preferred Stock to the Investors in the following amounts and at the following times: 12,500 shares upon the execution of the Securities Purchase Agreement; 7,500 shares two (2) business days after the date the Company obtains stockholder approval of the Proposal set forth herein (the "FIRST ADDITIONAL TRANCHE"); 5,000 shares upon the date which is thirty (30) calendar days after the closing date of the First Additional Tranche (the "SECOND ADDITIONAL TRANCHE"); and 5,000 shares upon the date which is thirty (30) calendar days after the closing date of the Second Additional Tranche. In accordance with the above, Twelve Thousand Five Hundred (12,500) shares of Preferred Stock were issued to the Investors on April 13, 1998.



     On September 24, 1998, the Company, in an effort to limit further dilutive issuances under the Securities Purchase Agreement, entered into a Payment and Termination Agreement (the "TERMINATION AGREEMENT") with the Investors which, among other things, provided for the termination of the Company's and the Investors' respective obligations to sell and purchase additional shares of Preferred Stock pursuant to the terms of the Securities Purchase Agreement in consideration of an aggregate cash payment by the Company to the Investors of $135,000. A copy of the Securities Purchase Agreement and a copy of the Termination Agreement are attached as Annex A to this Proxy Statement.


     The Preferred Stock is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day average closing bid price at the time of each requested conversion. At any time prior to conversion, the Company has the option under the Certificate of Designations, as amended (the "CERTIFICATE OF DESIGNATIONS"), relating to such Preferred Stock, to redeem the outstanding Preferred Stock, in whole or part, at a redemption price of $118.00 per share if the Market Price (as defined in the Certificate of Designations) of the Company's Common Stock falls below $2.00 per share. A copy of the Certificate of Designations is attached as Annex B to this Proxy Statement.

     The Company's Board of Directors has declared a dividend on its Preferred Stock at a rate of five percent per annum. Such dividends are cumulative, accrue from the date of issuance and are payable within sixty (60) days following the end of each fiscal year of the Company. Such dividends are also payable by the Company in cash upon conversion of the Preferred Stock. If the Company is prohibited by law from making such payment in cash, it may make a payment thereof in cash to the extent permitted by law and pay the balance in shares of Common Stock. With respect to those shares of Preferred Stock converted prior to the date hereof, the Company has permitted the Investors to convert the accrued dividends on such Preferred shares into additional shares of Common Stock. The Company may chose to permit the conversion of accrued dividends on the Preferred Stock into shares of Common Stock from time to time in the future. Currently, the Board of Directors of the Company does not anticipate declaring any dividends with respect to the Common Stock.

     In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock, (which have not otherwise been converted to Common Stock) will be entitled to be paid out of the assets of the Company available for distribution to all stockholders $100.00 per share, adjusted for stock splits, combinations or other recapitalizations of the Preferred Stock, plus an amount equal to all declared and unpaid dividends, prior to any amounts being paid to the holders of Common Stock.

     Each share of Preferred Stock is entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Preferred Stock may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Company. In general, the holders of Preferred Stock and Common Stock vote together as single class on all matters. However, the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock outstanding at the time of any vote, voting as a single, separate class, must be obtained before the Company may (i) purchase, redeem or acquire any of its Common Stock or other equity security (other than the redemption of Preferred Stock pursuant to the Company's Certificate of Designations, repurchases of shares from directors, officers, employees or consultants of the Company, or of any subsidiary of the Company pursuant to agreements under which the Company has the option, but not the obligation, to repurchase such shares); (ii) authorize or issue, or obligate itself to issue, any equity securities senior to the Preferred Stock as to dividend or liquidation preferences; or (iii) amend the Company's Certificate of Incorporation to reduce the dividend rate on the Preferred Stock or exchange the seniority rights of the holders of such Preferred Stock as to the payment of dividends, (iv) reduce the amount payable to the holders of the Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company, (v) change the relative seniority of the liquidation preferences of the holders of such Preferred Stock, or (vi) cancel or modify the conversion rights provided for in the Company's Certificate of Designations with respect to the Preferred Stock. The votes of the Preferred Stock currently outstanding will not be counted for purposes of determining approval of the Proposal.


     Under the terms of the Securities Purchase Agreement, the Company is subject to certain cash penalties if it is unable to deliver to the Investors the Common Stock receivable upon conversion of the Preferred Stock in a timely fashion (i.e., from $100 to $200 per day for any day beyond the specified delivery date). Similarly, in the event the Company is unable to issue the shares of Common Stock receivable upon conversion of the Preferred Stock as a result of the provisions of the Company's Certificate of Incorporation or applicable securities market regulations, the Company may also be required, among other things, to redeem such unconverted Preferred Stock at a price based on a percentage or multiple of the highest closing bid price for the Company's Common Stock during the period commencing upon such a redemption request and ending upon the actual redemption date.

     Pursuant to the terms of the Registration Right Agreement (the "REGISTRATION RIGHTS AGREEMENT") entered into concurrently with the Securities Purchase Agreement by and among the Company and the Investors, the Company was required to prepare and file a registration statement with the Securities and Exchange Commission (the "SEC") covering the shares of Common Stock receivable upon conversion of the Preferred Stock within twenty-one (21) calendar days after the initial closing of the Securities Purchase Agreement. In this regard, the Company is subject to cash penalties if it fails to file a registration statement in proper form with the SEC within the time period specified in the Registration Rights Agreement or is unable to have such registration statement declared effective within the time periods specified in the Registration Rights Agreement. Such cash penalties are based on a percentage (either 2% or 3%) of the purchase price of the Preferred Stock for periods during which the Company fails to satisfy the above criteria. The Company failed to file the registration statement prior to the expiration of the above twenty-one (21) day period. As a result, the Company is subject to the penalties provided in the Registration Rights Agreement. To date, the Investors have not asserted any claims pursuant to the applicable penalty provisions of the Registration Rights Agreement, although there can be no assurance that such rights will not be asserted at a later date. A copy of the Registration Rights Agreement is attached as Annex C to this Proxy Statement.

  Reasons for the Issuance


     The funds received at the initial closing of the Preferred Stock sale pursuant to the Securities Purchase Agreement were used to fund a portion of the acquisition on or about June 22, 1998 of all of the issued and outstanding capital stock of Infotel Technologies Pte Ltd, a company organized under the laws of Singapore ("INFOTEL"), which is a provider of radar system integration, turnkey project management services and test instrumentation. The Company explored alternative financing proposals immediately prior to entering into the Securities Purchase Agreement (including other private equity and/or debt financings) and determined that the potential cost of funds under such alternatives were less favorable to the Company than the likely cost of funds under the Securities Purchase Agreement.

     The basic terms of the agreement relating to the Infotel acquisition required an initial cash payment of approximately $2.3 million, notes payable by the Company to the Infotel stockholders of approximately $2.0 million (with payment subject to Infotel achieving certain 1998 and 1999 profitability targets), and the issuance of 433,024 shares of the Company's Common Stock, which number of shares may increase based on certain price protections afforded the Infotel stockholders. The net profit targets established for Infotel for 1998 and 1999 combined equals S$3,200,000 (or $1,882,350 at the current translation rate of 1.7). Based on 1998 to-date performance and forecasts for 1999, the Company believes that profit targets will be met and that the entire amount of performance payments will be paid. Performance payments for 1998 are expected to be about S$2.2 million (or about $1.3 million).

     If the price per share of the Company's Common Stock is less than $5.00 on the first anniversary of the Infotel acquisition, 50% of the initial shares issued to the Infotel shareholders is subject to adjustment and likewise 50% is subject to adjustment on the second anniversary if the per share price is less than $5.00. Should the Company's Common Stock price be below $5.00 per share on either of these dates, the Infotel shareholders would be entitled to receive that number of shares equal to the lesser of (i) one-half the initial shares valued at $5.00 per share divided by the fair market value per share minus one-half of the initial shares or (ii) one-half the initial shares valued at $5.00 per share divided by $2.75 (subject to adjustment for stock splits and the like). At the current price per share of the Company's Common Stock, these calculations would result in a significant number of additional shares being issued to the Infotel shareholders.

     The funds received by the Company at the initial closing under the Securities Purchase Agreement were insufficient to complete the Infotel acquisition. In an effort to obtain the additional funds necessary to close the transaction by June 24, 1998 (and thereby avoid the payment of a non-refundable break-up fee), the Company entered into a bridge loan financing that closed at separate closings held on June 12, 1998 and June 15, 1998, pursuant to which the Company borrowed funds in the aggregate amount of $1,400,000 from the Investors and certain members of the Company's management.


     Funds loaned to the Company by the Investors totaled $750,000. Notes payable to the Investors provided for interest at the rate of ten percent (10%) per annum and for repayment on the earlier of the closing of the next tranche of the Company's Preferred Stock in accordance with the terms of the Securities Purchase Agreement or ninety (90) days from the date of the loan. These promissory notes (plus accrued interest) were paid in full by the Company with internal cash resources and cancelled on September 24, 1998 pursuant to the terms of the Termination Agreement.



     Funds loaned to the Company by members of management totaled $650,000. Of this amount, $125,000, $225,000 and $300,000 were loaned to NHancement by Esmond
T. Goei, Chairman of the Board and Chief Executive Officer of the Company, Douglas S. Zorn, Executive Vice President and Chief Financial Officer of the Company, and James S. Gillespie, formerly the President of Voice Plus, Inc., respectively. The notes payable to management provide for interest at the rate of ten percent (10%) per annum and for repayment within 90 days from the date of the loan. In the event of any partial repayment, partial repayments are to be apportioned as follows: (i) the first $75,000 of any partial repayment is to be paid first to Mr. Gillespie, (ii) the next $200,000 of any partial repayment is to be paid equally to Mr. Gillespie and Mr. Zorn and (iii) the remaining payments are to be pro rated equally among all three members of management until these loans have been repaid in full.



     Stockholder ratification and approval of the issuance of the Preferred Stock and related actions contemplated pursuant to the Securities Purchase Agreement is not required under the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's Bylaws. However, as discussed below, stockholder approval is required in order to maintain the Company's inclusion in The Nasdaq Stock Market SmallCap System.

  Nasdaq Stockholder Approval Requirement

     The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market SmallCap System. In order to qualify for inclusion in The Nasdaq Stock Market SmallCap System, it is necessary that the Company satisfy certain financial and other criteria set forth in The Nasdaq Marketplace Rules (the "RULES"). In addition, in order to maintain such inclusion under the Rules, the Company must, among other things, follow certain corporate governance procedures, including obtaining stockholder approval in connection with certain corporate transactions.

     Rule 4310(c)(25)(H) of the Rules requires stockholder approval of the issuance of securities by an issuer under various circumstances. In particular, Subsection (i)d. of paragraph (H) requires stockholder approval prior to the issuance of securities in the following situations:

          "d. In connection with a transaction other than a public offering involving:

             1. the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

             2. the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock."


     Pursuant to the terms of Securities Purchase Agreement, the Preferred Stock is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five (5) trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day closing bid price at the time of each requested conversion. As a result, the shares of Common Stock to be issued upon conversion of the Preferred Stock will be issued, if at all, for less than the greater of book or market value of such shares. Pursuant to the terms of the Securities Purchase Agreement, the Company issued 12,500 shares of Series A Preferred Stock on April 13, 1998 at the initial closing of the Series A Preferred Stock financing. As of such date, such shares on an as-converted basis represented less than 20% of the Company's issued and outstanding Common Stock and accordingly did not require stockholder approval under the applicable Nasdaq Marketplace Rules. Since April 13, 1998, the Investors have converted an aggregate of 9,289 shares of Preferred Stock (plus accrued dividends) into an aggregate of 709,234 shares of Common Stock representing 14.5% of the Common Stock outstanding as of the date of issuance of the Preferred Stock. However, assuming the conversion of the remaining three thousand two hundred eleven (3,211) shares of Preferred Stock (the "UNCONVERTED SHARES") currently outstanding, the Company will have issued in excess of 20% (i.e., 21.5% assuming conversion as of the Record date of all three thousand two hundred eleven (3,211) outstanding shares of Preferred Stock) of the number of shares of Common Stock outstanding as of the date of issuance of the Preferred Stock. Accordingly, in order to comply with Rule 4310(c)(25)(H)(i)d of the Nasdaq Marketplace Rules (the "Nasdaq Rule"), it will be necessary for the Company to obtain stockholder ratification and approval of the issuance of the Unconverted Shares (and the shares of Common Stock issuable upon conversion thereof) pursuant to the Securities Purchase Agreement.


  Requirements for Continued Nasdaq Listing


     Although the Common Stock was approved for quotation on The Nasdaq Stock Market SmallCap System in connection with the Company's IPO, the Company has in the past failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of $2,000,000;
(ii) market capitalization of $35,000,000; or (iii) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. This deficiency was remedied by the Company in April 1998 as a result of the initial closing in April 1998 of the Preferred Stock financing. While the Company presently meets and believes that in the future it will be in a position to continue to meet these listing requirements, such belief is dependent in part upon the effect of consolidating the Infotel financials with the Company's. There can be no assurance, however, that the Company will continue to meet such requirements in any future period.


     In this connection, certain additional continued listing criteria under the Nasdaq Marketplace Rules require that the minimum bid price per share of the Company's Common Stock be at least $1.00. If the Company is unable to meet this criteria for a period of thirty (30) consecutive business days, the Company, upon notice from Nasdaq, shall have a period of ninety (90) calendar days to achieve compliance with the above criteria. Compliance can be achieved by meeting the applicable criteria for a minimum of ten (10) consecutive business days during such ninety (90) day compliance period. From time to time since September 22, 1998, the minimum bid price for the Company's Common Stock has been below $1.00 per share.



     If the Company is otherwise unable to meet The Nasdaq Stock Market SmallCap System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including placing restrictions on or additional requirements for listing of its Common Stock or the denial of listing of its Common Stock. If the Company's Common Stock is delisted from The Nasdaq Stock Market SmallCap System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.


     The "penny stock" rules under the Exchange Act impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from The Nasdaq Stock Market SmallCap System and its becoming subject to the rules on penny stock would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Common Stock.

  Impact of Preferred Stock Issuance


     The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market's SmallCap System. The closing bid price for the Company's Common Stock as reported by Nasdaq on September 17, 1998 was $1.00 per share. Assuming the conversion of all three thousand two hundred eleven (3,211) shares of Preferred Stock currently outstanding pursuant to the Securities Purchase Agreement (plus accrued dividends) as of September 17, 1998, the holders of Preferred Stock would be entitled to receive an aggregate of 420,609 shares of the Company's Common Stock upon conversion of the Preferred Stock. Such shares plus the aggregate of 709,234 shares received by the Investors upon prior conversions of Preferred Stock would represent approximately 20.1% of the Company's outstanding Common Stock immediately after such issuance. The 25% discount applicable to the issuance of the Preferred Stock pursuant to the Securities Purchase Agreement will be reflected in the Company's financial statements as a deemed dividend on Preferred Stock. As a result of the issuance of twelve thousand five hundred (12,500) shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement, such dividend characterization resulted in a $416,700 increase in the loss applicable to Common Stock in computing the Company's net loss per share for the six-months ended June 30, 1998.



     Although the issuance of the shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of the Proposal is in the best interest of the Company.

  Impact of a Vote Against Issuance



     In the event the Company is unable to issue the shares of Common Stock receivable upon conversion of the Preferred Stock as a result of, among other things, applicable securities market regulations, the Company may also be required to redeem such unconverted Preferred Stock at a price based on a percentage or multiple of the highest closing bid price for the Company's Common Stock during the period commencing upon such a redemption request and ending upon the actual redemption date. In light of the foregoing, the Board of Directors may, in consideration of its fiduciary duties, determine to proceed with consummation of the remaining Series A Preferred Stock sales pursuant to the Securities Purchase Agreement or another financing on similar terms if the Board of Directors deems such action to be in the Company's best interest. In such a case the Company may no longer qualify for inclusion on The Nasdaq Stock Market SmallCap System.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE ISSUANCE OF 3,211 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK (AND ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) PURSUANT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     The following contains forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.

GENERAL

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"). On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's Common Stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The BFI merger was accounted for in a manner similar to a pooling-of-interests. Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, and a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The VPI acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's financial statements commencing February 3, 1997.

     For financial accounting purposes, BFI was deemed to be the acquiror of VPI. However, NHancement is considered to be the successor in interest of BFI and references herein to the Company signify BFI and its successor NHancement.

     Effective as of November 12, 1997, BioFactors, Inc., was merged with and into Voice Plus, Inc., in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus was the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name Voice Plus(R), which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the shares of Advantis Network & System Sdn Bhd, a Malaysian corporation ("Advantis"). As a result of the acquisition, Advantis became a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator located in Malaysia. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's financial statements commencing December 15, 1997.

     On June 22, 1998, NHancement purchased one hundred percent (100%) of the shares of Infotel Technologies (Pte) Ltd ('Infotel'), a Singapore corporation. As a result of the acquisition, Infotel became a wholly-owed subsidiary of NHancement. Infotel is an integrator of infrastructure communications equipment products, providing radar system integration, turnkey project management services and test instrumentation, as well as a portfolio of communication equipment in Asia. The operations of the entity are being conducted under the name of "Infotel Technologies (Pte) Ltd," which is headquartered in Singapore. The acquisition was accounted for as a purchase, and, accordingly, the results of Infotel's operations were included in the Company's financial statements commencing June 22, 1998.

     The business of NHancement is conducted by its operating company subsidiaries: Voice Plus, Inc., Advantis Network & System Sdn Bhd, and Infotel Technologies (Pte) Ltd. The financial data presented for the six months ended June 30, 1997 includes results of operations for six months of BFI, five months of VPI and did not include Advantis or Infotel. The financial data presented for the six months ended June 30, 1998 includes six months' operating results of BFI, VPI and Advantis, and eight days of Infotel.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                                                           SIX MONTHS ENDED
                                                                JUNE 30
                                                          -------------------
                                                          1997          1998
                                                          -----         -----
Net sales...............................................  100.0%        100.0%
Cost of sales...........................................   53.0%         60.0%
Gross profit............................................   47.0%         40.0%
Research and development................................    1.1%          0.0%
Selling, marketing and administrative expenses..........   36.4%         52.3%
Amortization of excess of cost over net assets
  acquired..............................................    6.0%          4.3%
  Income (loss) from operations.........................    3.4%        (16.7)%
Other income (expense)..................................    0.1%          1.2%
Income (loss) before income taxes.......................    3.6%        (15.5)%
Income taxes............................................    0.7%          0.6%
Net income (loss).......................................    2.8%        (16.0)%

     The Company's primary focus in the first half of 1998 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI and Advantis subsidiaries, and to a lesser extent, Infotel. Only five months of VPI's sales were recorded in the Company's financial statements during 1997. VPI's net sales for the second quarter of 1998 as a stand-alone business increased 15% from $2.6 million for the three months ended June 30, 1997 to $3.0 million for the three months ended June 30, 1998. On a year-to-date basis, VPI's net sales were substantially unchanged from a year ago. However, because 1997 includes only five months of sales and 1998 includes six months, sales were down by almost $1 million due to the shortfall in the first quarter of 1998. VPI's revenues historically are almost exclusively derived from the sale of Centigram products, and in the fourth quarter of 1997, persistent rumors of Centigram's intention to sell its Customer Premise Equipment ("CPE") business were wide-spread in the marketplace. As a result of the uncertainty in the marketplace concerning the Centigram product, customers for large Centigram systems delayed making buying decisions that resulted in the Company's revenue shortfall reported in the first quarter of 1998. Early in the second quarter of 1998, the uncertainty surrounding the Centigram product was resolved favorably resulting in a resumption of several major customer orders and a return to historical VPI sales levels. Revenues from maintenance, parts and small systems, which have historically represented approximately 20% of VPI sales, during the first half of 1998 remained at or above historical levels and are expected to remain strong.

     Based on the estimated future undiscounted operating cash flows of its related business, the Company periodically evaluates the carrying value of goodwill. Due to issues not known by management at the time of the VPI acquisition, the estimated future undiscounted operating cash flows of VPI were calculated to be less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired. On December 31, 1997, the Company recorded an impairment loss of $4,084,300, representing the difference between the carrying amounts of goodwill over its estimated fair value. The remaining balance of the VPI goodwill is $1,500,000 and the useful life was reduced from ten years to five years. Existing customers will be faced with buying decisions that will often include total replacements of their existing voice processing systems, such sales opportunities are open for competitors to present other solutions and diminishes much of the advantage that the current supplier has with the customer. Management estimates future revenue growth in 1998 and 1999 due to our Year 2000 program which was implemented to identify potential customers with voice processing systems which are not year 2000 compliant. Management believes that after 1999, revenues for legacy systems will decline and that VPI revenues will come increasingly from new technologies and products that are just now being introduced to the marketplace. The Company is in the process of repositioning the VPI subsidiary to take advantage of the new trends in the voice processing industry, specifically the migration from legacy systems to the new NT computer-based systems of the future. This transition required the addition of several new management members and new technological capabilities within the VPI subsidiary resulting in significant expense to the Company. In April of 1998, the Company announced that James B. Linkous accepted the position of General Manager of VPI and that James Gillespie, who was previously in that position, became a part-time consultant to the Company. Mr. Linkous has been tasked with strengthening the sales infrastructure and expanding VPI's product offering. He is also expected to be a key player in integrating Voice Plus with NHancement's growing operations in the U.S. and overseas.


     The Company's Advantis subsidiary, a telecommunications system integrator located, in Malaysia, was acquired on December 15, 1997. Net sales include six months of Advantis' results in 1998. Advantis results are not included in 1997 data. On a stand-alone basis, net sales decreased from $0.6 million to $0.14 million for the second quarter 1998 versus the second quarter 1997. Due to the current instability of the Malaysian currency and economy, new implementation projects were delayed. Management expects near term revenues to remain sluggish and well below historical levels with continued price pressures that will result in low margins for the Advantis subsidiary. As a result of these negative pressures, management expects Advantis sales levels to be only marginally higher than the first half of 1998 with continuing losses narrowing to a break-even for the fourth quarter of 1998. Further, management estimates that the Ringget and the economy in Malaysia will continue to be weak well into 1999. Under the terms of the Advantis acquisition agreement, this lower level of business and corresponding balance sheet weakness has resulted in reducing the contingent purchase price payable by the Company for Advantis. A total of 91,500 shares of the Company's Common Stock held in escrow is being forfeited by Advantis shareholders, and an additional 230,000 shares that are based on Advantis' achieving certain profitability targets (approximately RM1.7 million or about US$450,000 for 1998 and 1999) are in jeopardy of not being earned. Management will continue to monitor the carrying value of the goodwill recorded in connection with the Advantis acquisition given expected near-term and estimated future cash flows. Should cash flows continue to be less than expected, an impairment loss may need to be recorded in a future period. (See, "Subsequent Events".)


     The Company's newest subsidiary, Infotel Technologies (Pte) Ltd, was acquired on June 22, 1998. Infotel is located in Singapore, one of the strongest economies in Asia. Net sales for the eight days (June 22 - June 30, 1998) were $0.2 million. Although Singapore is forecasting zero growth for its economy for 1998, management expects the operations of Infotel to continue to be profitable due to its blue chip customer base and position in the recession resistant communications markets. Infotel has been profitable since its inception in 1984. Infotel's annual revenues and profits for 1998 currently are projected to be only slightly lower than 1997 levels with revenues of S$17,486 million (US$10,861) and profits of S$1.15 million (US$675,000), due principally to the weakness of the Singapore dollar.

     The Company has decided to pursue a buyer for its FACTOR 1000 technology and products, which generated no significant revenue in 1997 or 1998.


     Gross margins in the first six months 1998 declined to 40.0% from 47.0% in 1997. VPI's gross margin on a stand-alone basis increased during the second quarter of 1998 as compared to the first quarter of 1998 from 39.8% to 45.2%. After a very weak first quarter of 1998, margins returned to historical levels in the second quarter of 1998, as fixed costs were absorbed over a larger revenue base in the second quarter. The product costs related to VPI's revenues of 39.5% were identical for the six month periods under comparison. Advantis' cost of sales, which was not included in the six-month period of 1997, was 107% of 1998 first half sales, due to an inability to cover fixed costs during a period of decreased sales volumes. The gross margin for Infotel was 48.1% of sales or $113,000 for the eight days included in the current period.


     The Company incurred no research and development expenses in the first half of 1998 compared to $42,800 in the first half of 1997, as all research and development activities relating to the FACTOR 1000 technology were terminated when the decision to sell this technology was made at the end of 1997.

     Company-wide selling, marketing and administrative ("SM&A") expenses as a percentage of net sales increased to 52.3% for first half of 1998 versus 36.4% for the same period in 1997. However, on a quarterly basis, SM&A expenses as a percent of net sales improved to 39.0% for the quarter compared to 52.3% year-to-date. VPI on a stand-alone basis declined to 27.3% for the second quarter compared to 71.7% for the first quarter, due primarily to the fixed cost component of SM&A expenses being spread over a larger second quarter revenue base. VPI's SM&A expenses as a percent of net revenue increased 3.0% when the second quarter of 1998 is compared to the same period in 1997 due entirely to increased salaries within the sales department. Corporate overhead costs in the first half of 1998 increased by about $400,000 over the same period in the prior year. This increase was due to the following: (i) professional fees increased about $100,000 as a result of aborted acquisitions and financings, (ii) increased costs of about $225,000 related to the additional reporting requirements of a public company, and (iii) recruitment fees of $75,000 related to new key employee hires in 1998. Total SM&A expenses for Advantis in the first half of 1998 decreased by about $110,000 when compared to the same period in the prior year, however as a percent of net revenue it continued to increase (7.4% in 1997 versus 32.6% in 1998) as sales continued to decline. SM&A expense for Advantis for the first six months of 1998 totaled $126,900, and these expenses were not included in the operating results presented for 1997. SM&A for Infotel totaled $51,000 for the eight days its was owned by NHancement during the reporting period, which was immaterial to the first half results in 1998. No SM&A expenses were included for Infotel in the data presented for 1997.

LIQUIDITY AND CAPITAL RESOURCES


     Although the acquisition of complimentary businesses and products is an element of the Company's business strategy, none of the proceeds of the IPO were used specifically for the funding of future acquisitions. With the proceeds of the IPO exhausted, if a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing will likely have a material adverse effect on the Company's growth and acquisition strategy. The Company recently negotiated an equity financing providing for the sale of up to $3.0 million of the Company's Series A Convertible Preferred Stock (the "Preferred Stock Financing"), of which $1,250,000 (less $202,600 of costs and expenses) had been received as of the end of the second quarter, with the remainder to be received subject to the terms of the Preferred Stock financing and receipt of stockholder approval. Under the terms of the financing the Preferred Stock is convertible into Common Stock at a 25% discount. This conversion discount will result in a $1.0 million preferred stock dividend which will result in a decrease in the income or increase in the loss applicable to Common Stock in computing the net income or loss per share in the event the entire $3.0 million financing is completed. Through June 30, 1998, the Company has recorded a deemed dividend of $416,700.


     Although the Common Stock was approved for quotation on the Nasdaq SmallCap Market System in connection with the Company's IPO, there can be no assurance that it will remain eligible to be included on the Nasdaq SmallCap Market System. In this regard, on or about April 16, 1998, Nasdaq informed the Company that it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of two million dollars ($2,000,000); (ii) market capitalization of thirty-five million dollars ($35,000,000); or (iii) net income of five hundred thousand dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. This deficiency was remedied by the Company in April 1998 as a result of the initial closing of the Preferred Stock financing, as reflected in the Company's unaudited financial statements as of April 30, 1998, as filed with the Securities and Exchange Commission under a Form 8-K on May 21, 1998. The Company has met the requirements each month since April 30, 1998, however, there can be no assurance that the Company will in fact meet these requirements in any future period.

     If the Company is otherwise unable to meet the Nasdaq SmallCap Market System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including placing restrictions on or additional requirements for listing of its Common Stock or the denial of listing of its

Common Stock. If the Company's Common Stock is delisted from the Nasdaq SmallCap Market System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock. Although the Company currently meets Nasdaq's listing requirements, should the Company fail to meet listing requirements and become delisted it would have a serious impact on its ability to raise funds in the future.


     During the first six months of 1998, net cash used in operating activities was $1.1 million, consisting primarily of the net loss, an increase in accounts receivable and prepaid expenses offset by decreases in inventory and accounts payable. Net cash provided by investing and financing activities totaled $2.33 million consisting of bridge loans of $1.4 million from stockholders and $1.0 million in net proceeds from Preferred Stock. At June 30, 1998, the Company's working capital was $0.8 million, and cash and cash equivalents totaled $2.5 million. The current ratio remained at 1.1 to 1 at June 30, 1998 which is comparable to the prior quarter end.



     As of June 30, 1998, the Company had outstanding interest bearing debt of approximately $2.1 million inclusive of associated accrued interest.



     The Company's management estimates that it will incur about $500,000 in capital expenditures during the next 12 months, about $300,000 of which represents hardware, software and implementation consulting related to the ongoing implementation of Company-wide business systems. It is anticipated that all major capital expenditures will be financed through equipment leases and, except for approximately $200,000 related to implementation consulting, will not require significant direct outlays of cash.



     Based upon its present plans, management believes that operating cash flow, available cash and available credit are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. The Company has secured an account receivable credit facility within its VPI subsidiary for up to $2.0 million, which it plans to replace by the end of August 1998 with a new bank credit facility. The Company is also pursuing a new bank line of credit for its Singapore subsidiary of about S$6.0 million (US$3.5 million), which the Company anticipates will be completed in August 1998. Infotel currently has no debt and has about US$2.27 million in cash on its balance sheet at June 30, 1998. As a result of the removal of the uncertainties surrounding the future availability of the Centigram product and management's positioning of the VPI subsidiary to focus on expanding its product offering and its Year 2000 project, VPI has returned to profitability in the three months ending June 30, 1998. Our smallest subsidiary, Advantis which operates in Malaysia, is expected to experience sluggish revenues for the remainder of 1998, while transitioning from small losses currently to break-even for the fourth quarter of 1998. Our newest acquisition, Infotel is expected to show a small revenue growth for the remainder of 1998, while maintaining profits at slightly below historical levels. On a consolidated basis, the Company anticipates remaining future quarters in the current fiscal year to be profitable.



     Although the Company intends to issue shares of Common Stock as its primary method of financing acquisitions, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose.



     As of June 30, 1998, the Company had a gross deferred tax asset of approximately $3,072,000. Since the Company could not determine that it was more likely than not that the gross deferred tax asset would be realized, a 100% valuation allowance was provided.


YEAR 2000 COMPLIANCE


     The Company has begun to conduct a review of its internal computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve any such problems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Software programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to or replacement of existing software, the Year 2000 problems will not pose significant operational problems for the Company's domestic computer systems. The Company believes that the costs associated with any such upgrade or replacement of software will not be material, and that all such changes will be implemented by the end of calendar year 1998. However, if such modifications are not made in a timely manner, or are not made properly, the Company may be unable to implement appropriate Year 2000 solutions, which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

     The Company distributes products from third party product equipment manufacturers, some of which are susceptible to Year 2000 problems. During fiscal year 1997, the Company initiated a review of the products its domestic subsidiary, VPI, distributes to determine which, if any, are not capable of recognizing the year 2000. Communications were initiated with all of the manufacturers of such products to determine the nature and extent of any Year 2000 problems. Where potential computer problems of the Year 2000 products used or distributed by the Company have been identified, these manufacturers have stated that they have committed resources to resolving such problems prior to year 2000. However, there can be no assurance that these manufacturers will, in fact, timely complete the resolution of their Year 2000 problems or, even if timely completed, that those solutions will be acceptable in the marketplace. The solution to be provided by some manufacturers will involve a significant upgrade cost to the end user, which may give rise to disputes and/or litigation between the end user and the manufacturer, which may also involve the Company. The costs of such possible disputes or litigation could be significant, thereby resulting in a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

     The Company has begun, but has not yet completed, its review of the internal computer systems of Advantis and Infotel to identify the systems in each company that are not Year 2000 compliant; thus, at this time the Company has not been able to determine whether Year 2000 problems (if any) will pose a significant operational problem for the computer systems of either of these two companies, and whether those operational problems, if any, would result in a material adverse effect on the Company's business, financial condition, results of operations or cash flows. Similarly, the Company has not yet begun its review of third-party products distributed by Advantis or Infotel to determine the nature and extent of Year 2000 problems, if any, with such product. As a result, the Company is currently unable to determine whether there are any Year 2000 problems associated with such third-party products and, if so, whether the manufacturers will be able to timely resolve any such problems. The Company also has not been able to determine whether the legal systems of Malaysia and Singapore would result in more or less litigation exposure to the Company and its subsidiaries if there are disputes between the end user of a product installed by either Advantis or Infotel, and the manufacturer.

ACCOUNTING STANDARDS

     During 1997, the Financial Accounting Standards Board released its SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS No. 130 does not address issues of recognition or measurement for comprehensive income and its components, and therefore, its implementation on January 1, 1998 had no impact on the financial condition or results of operations of the Company.

     The Financial Accounting Standards Board also recently released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement, which is also effective for fiscal years beginning after December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. Management is in the process of analyzing which subsidiaries qualify as reportable operating segments under SFAS No. 131 and has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, are unaffected by implementations of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employer's Disclosures about Pensions and Other Post Retirement Benefits. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures do not need to be modified based upon current operations. Results of operations and financial position are unaffected by implementation of this standard.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. However, in light of the recent acquisitions of Advantis and Infotel, management may enter into derivative contracts to hedge its foreign currency risk in the future. The Company has not yet evaluated the financial statement impact of adopting this new standard.


SUBSEQUENT EVENTS



     Based on Management's recommendation, the Board of Directors of the Company approved on July 30, 1998 a resolution changing the year end of the Company and its subsidiaries to September 30th. An annual report on Form 10-KSB will be filed for the nine-month transition period ending September 30, 1998.



     On September 24, 1998, the Company, in an effort to limit further dilutive issuances under the Preferred Stock Financing, entered into a Payment and Termination Agreement with the Investors which, among other things, provided for the termination of the Company's and the Investor's respective obligations to sell and purchase additional shares of Preferred Stock pursuant to the terms of the related Securities Purchase Agreement in consideration of aggregate cash payment by the Company to the Investors of $135,000. The Payment and Termination Agreement also provided for the payment by the Company of an aggregate of $750,000 in promissory notes issues to the Investors in connection with a bridge loan financing that closed at separate closings held on June 12, 1998 and June 15, 1998. These promissory notes (plus accrued interest) were paid in full by the Company and canceled on September 24, 1998 pursuant to the terms of the Termination Agreement. All payments by the Company pursuant to the terms of the Termination Agreement were funded with internal cash resources.



     By letter dated September 24, 1998, Malaysian counsel to the Company advised the former shareholders of Advantis of the Company's intention to institute legal proceedings against such shareholders for the breach of certain representations of warranties made by such shareholders pursuant to that certain agreement for the sale of shares in Advantis dated June 20, 1997. Pursuant to such demand letter the Company offered, among other things, to deliver all of the Advantis shares and transfer its ownership interest in Advantis to the original shareholders in full and final settlement of any and all damages the Company may have suffered as a result of such breaches upon such shareholder's agreement to repay or to guarantee the repayment of the outstanding loan (the "LOAN") in the principal amount of US$300,000 made by the Company to Advantis (together with all the interest accrued to date) pursuant to that certain loan agreement and related promissory notes dated July 7, 1997. On September 30, 1998, the Company and three of the former shareholders of Advantis entered into a guarantee agreement (the "GUARANTEE") pursuant to which each such shareholder agreed to guarantee repayment of the Loan in the respective proportions set forth in the Guarantee. The shares of the Company's

Common Stock received by the guaranteeing shareholders upon the purchase of Advantis by the Company have been deposited into an escrow account to be held as security for such shareholders' payment obligations under the Guarantee. The repayment schedule for the loan provides for thirty (30) monthly payments commencing January 1, 1999 through June 1, 2001 of approximately $12,102 per month. As of August 31, 1998, the principal amount outstanding under the loan (including accrued interest as of such date) was US$326,500. As a result of the Advantis divestiture, the Company's tangible net worth is expected to increase by about $600,000 since Advantis' liabilities exceeded its net tangible assets. Additionally, the Company's intangible goodwill asset will be reduced by approximately $1,000,000 and future expenses will be reduced by approximately $100,000 per year. Management believes that future revenues will not be substantially impacted by the divestiture since Advantis' revenue contribution was nominal in recent quarters.



     On September 29, 1998, the Company sold at a price of US$1.00 per share an aggregate of 100,000 shares of its Common Stock to G.T. Lee, one of the former shareholders of Advantis and one of the guarantors of the Loan. The aggregate purchase price of US$100,000 was paid in cash (US$1,000) and pursuant to an unsecured, full recourse promissory note from Mr. Lee in the principal amount of US$99,000 (the "Promissory Note"). The Promissory Note is for a term of one year and bears interest at the rate of 7% per annum, with interest payable upon maturity.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE
                      FISCAL YEAR ENDED DECEMBER 31, 1997

     The following contains forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.

GENERAL

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's Common Stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The BFI merger was accounted for in a manner similar to a pooling-of-interests. Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, and a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The VPI acquisition was accounted for as a purchase and, accordingly, the results of VPI's operations were included in the Company's financial statements commencing February 3, 1997.

     For financial accounting purposes, BFI was deemed to be the acquiror of VPI. However, NHancement is considered to be the successor in interest of BFI and references herein to the Company signify BFI and its successor NHancement.

     Effective as of November 12, 1997, BioFactors, Inc., a Delaware corporation and a wholly-owned subsidiary of NHancement, was merged with and into Voice Plus, Inc., a California corporation and a wholly-owned subsidiary of NHancement, in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus was the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus(R)," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the shares of Advantis Network & System Sdn Bhd, a Malaysian corporation ("Advantis"). As a result of the acquisition, Advantis became a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator located in Malaysia. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lampur, Malaysia. The acquisition was accounted for as a purchase and, accordingly, the results of Advantis' operations were included in the Company's financial statements commencing December 15, 1997.

     The business of NHancement will be conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd. For the year ended December 31, 1996, the historical financial statement information includes the separate accounts of BFI without giving effect to the business combinations of BFI and VPI occurring immediately prior to the IPO, or to the IPO. For the year ended December 31, 1997, the historical financial statement information gives effect to the business combinations of BFI and VPI occurring immediately prior to the IPO, the IPO and the acquisition of Advantis. The historical financial statement information presented for 1997 includes twelve months of BFI operations, approximately eleven months of VPI operations and sixteen days of Advantis operations and gives effect to the business combinations and the IPO.

RESULTS OF OPERATIONS

                          NHANCEMENT TECHNOLOGIES INC.

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                           ------------------
                                                            1996        1997
                                                           ------      ------
Net revenues.............................................   100.0%      100.0%
Cost of goods sold.......................................    16.2%       57.3%
Gross margin.............................................    83.8%       42.7%
Research, selling and administration expenses............   240.0%       94.2%
  Operating loss.........................................  (156.2)%     (51.5)%
Other income (expense)...................................   (73.3)%       0.4%
Loss before income taxes.................................  (229.5)%     (51.1)%
Income taxes.............................................     0.0%        0.0%
Net loss.................................................  (229.5)%     (51.1)%

     In 1996, the Company's resources were devoted to development of BFI's employee impairment testing systems and pursuing the acquisition of VPI, which became a wholly-owned subsidiary of the Company in February 1997. BFI's net revenues in 1997 were negligible ($23,000) compared to $796,000 in 1996. The revenues in 1996 were primarily due to the recording of the $700,000 final payment from SportsTrac on a $1.0 million one-time fee recorded in connection with a sublicensing agreement signed in 1995 for BFI's technology for sports-related applications. The Company has decided to pursue a buyer for its FACTOR 1000 technology and products, as no significant FACTOR 1000 revenue is anticipated for 1998.

     The Company's primary focus in 1997 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI subsidiary. Only eleven months of VPI's revenues were recorded in the Company's financial statements during 1997, for a total of $8.8 million. VPI's net revenues, as a stand-alone business and on an annualized basis, increased 9.1% from $8.8 million for the year ended December 31, 1996 to $9.6 million for the year ended December 31, 1997. The increase in VPI net revenues between 1996 and 1997 was due primarily to the sale of larger voice processing systems, multiple installations and reduction of its order backlog. The order backlog eroded during 1997 and at year-end was less than $1.0 million. VPI revenues in the fourth quarter of 1997 were about $500,000 below the 1997 run rate, and management expects sales levels to continue to be well below 1997 run rates in the first and second quarters of 1998. The projections for the first quarter are estimated at less than 50% of recent historical levels and is an indication of why the impairment loss was taken on the VPI acquisition. Additionally, the Company's revenues are almost exclusively derived from the sale of Centigram products and any termination or adverse change in the Company's distributor relationship with Centigram would have a material adverse impact upon the Company's voice processing business. Centigram has publicly announced that it has hired a third party firm to identify potential buyers for its CPE business. If Centigram's CPE business is sold to an entity which does not permit third parties such as the Company to continue to distribute the CPE products, there would be a significant adverse impact upon the Company's business for an indeterminate period of time until new supplier relationships could be established.

     The carrying value of goodwill is periodically evaluated by the Company based on the estimated future undiscounted operating cash flows of the related business. Because of three major issues not known by management at the time of the VPI acquisition, (i) an unanticipated downturn in VPI's traditional legacy voice process sales, (ii) an unanticipated change in voice processing technology over the next several years and (iii) uncertainties regarding the Company's distributor relationship with its principal supplier, Centigram, the estimated future undiscounted operating cash flows of VPI are less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired at December 31, 1997. As such, the Company has recorded an impairment loss of $4,084,300, representing the difference between the carrying amounts of goodwill over its estimated fair value. Fair value was determined based on the present value of future cash flows of VPI, using a 20% discount rate. Management believes the 20% discount rate is appropriate and reflects a mid-range estimate after considering similar technology companies and the particular facts and circumstances. In addition, the useful life of the $1,500,000 balance of the goodwill of VPI at December 31, 1996 was reduced from ten years to five years. The Company is in the process of repositioning the VPI subsidiary to take advantage of the new trends in the voice processing industry, specifically the migration from legacy systems to the new NT computer-based systems of the future. This transition will require new management and new technological capabilities within the VPI subsidiary.

     The Company's Advantis subsidiary, a telecommunications systems integrator located in Malaysia, was acquired on December 15, 1997 and added less than one month, or $245,000, to the Company's net revenues during 1997. Advantis net revenues, as a stand alone business on a preacquisition and annualized basis, increased 170.6% from $1.7 million in the fiscal year ended March 31, 1996 to $4.6 million in the fiscal year ended March 31, 1997, due mainly to the sale of larger systems and projects. The Malaysian currency weakened substantially in 1997 and future softening of the Ringgit could have a material adverse effect on Advantis' business.

     Gross margins in 1997 decreased to 42.7% from 83.8% in 1996. Gross margins in 1996 related only to FACTOR 1000 sublicensing revenues which were extremely high as a result of the receipt of a $700,000 sublicense payment with minimal related expense. No significant revenues from the commercial release of the FACTOR 1000 system were recorded in 1997. The gross margin in 1997 is associated almost exclusively with the Company's VPI subsidiary whose gross margin, as a stand-alone business, increased slightly to 44.0% in 1997 compared to 41.4% in 1996 due to larger system sales. Advantis contributed only about $63,000 to the Company's gross margin. As a stand alone business, Advantis' gross margin fell 4.5% as a percent of sales from 1996 to 1997, but increased in dollar amount from $345,700 in 1996 to $749,100 in 1997, due mainly to ramp up costs associated with the sale of larger systems and projects. Due to the recent substantial change in the value of the Malaysian Ringgit, the Company is considering hedging currencies in 1998 to protest its gross margins. The Company, to date, has little experience with currently hedging transactions and this inexperience may result in an adverse affect on the Company's business.

     Company-wide research, selling and administrative ("RS&A") expenses as a percentage of net revenues were abnormally high during 1996 as compared to 1997 for the following reasons: (i) during most of 1996, BFI continued development of the FACTOR 1000 system, working closely with a few beta customers; (ii) most of the operating costs in 1996 were expended on the efforts to find complementary businesses to acquire that would provide a viable marketing channel for the FACTOR 1000 system; and (iii) during 1996 significant expenditures were made in connection with unconsummated mergers and indirect expenditures were made in connection with the impending VPI merger and to prepare for the IPO. The majority of RS&A expenses in 1997 were associated with the Company's VPI subsidiary. For VPI, as a stand-alone business, RS&A in 1997 increased 55.7% as a percent of revenues to 86.3% compared to 30.6% in 1996 due to (i) an impairment loss of $4.1 million which reduced the carrying value of the excess of cost over net assets acquired relating to the VPI acquisition , (ii) the recording of eleven months of amortization of the excess of cost over net assets acquired totaling $565,000 relating to the VPI acquisition and (iii) additional expenses associated with being a public reporting company. The Company recorded only insignificant RS&A expenses (approximately $36,000) for its newly acquired Advantis subsidiary during 1997. Advantis' RS&A, as a stand alone business, increased 4.2% as a percent of revenues year over year, due mainly to ramp up costs associated with increased revenue and accelerated revenue growth.

LIQUIDITY AND CAPITAL RESOURCES

     Although the acquisition of complementary businesses and products is an element of the Company's business strategy, none of the proceeds of the IPO were reserved specifically for the funding of future acquisitions. If a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing will likely have a material adverse effect on the Company's growth and acquisition strategy. The Company recently negotiated an equity financing for $3.0 million of which $750,000 has been received, with the remainder to be received subject to certain terms as follows: $500,000 with the filing of an S-3 registration statement, $500,000 60 days thereafter, $500,000 30 days thereafter and $750,000 30 days thereafter, with a larger portion of the proceeds to be used for the acquisition of Infotel.

     During 1997, net cash used in operating activities was $2.9 million, consisting primarily of cash used to pay accounts payable and accrued liabilities. Net cash provided by investing and financing activities totaled $4.2 million. Net proceeds from the IPO were $6.5 million, and cash acquired from the VPI and Advantis acquisitions was $0.8 million, of which a portion of these funds was utilized to repay approximately $2.0 million of outstanding nonconvertible debt and interest accrued at rates between 10% and 12% per annum, and $1.3 million of debt incurred in connection with the VPI acquisition. At December 31, 1997, the Company's working capital was $1.1 million and cash and cash equivalents totaled $1.4 million. The current ratio increased from 0.13 to 1 at December 31, 1996 to 1.3 to 1 at December 31, 1997, primarily due to funds received by the Company in its IPO and net assets associated with the Company's acquisitions. The reduced level of revenues projected for VPI and the corresponding reduction of income in the first quarters of 1998 will result in a net use of cash from operations and a reduction of current ratio.

     As of December 31, 1997, the Company had outstanding debt of approximately $0.5 million inclusive of associated accrued interest. The Company has been offered a $2 million accounts receivable credit line with a United States major bank with an advance rate of 80% of eligible receivables but has chosen not to finalize the agreement at this time.

     The Company's management estimates that it will incur about $500,000 in capital expenditures during the next 12 months, about $300,000 of which represents company-wide business systems software. It is anticipated that all major capital expenditures will be financed through equipment leases and will not require significant direct outlays of cash.

     Based upon its present plans, management believes that operating cash flow, available cash and available credit resources, together with the remaining net proceeds of the IPO, are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. Although the Company intends to issue shares of Common Stock as its primary method of financing acquisitions, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose.

ACCOUNTING STANDARDS

     The Company was not affected by its adoption of Statement of Financial Accounting Standards No. 128, Earnings per Share, which established a different method of calculating earnings per share than was previously used in accordance with Accounting Principal Board No. 15, Earnings per Share, and provides for the calculation of basic and diluted earnings per share. This statement was effective for the Company's year ending December 31, 1997 and required that all prior earnings be restated to reflect its retroactive application.

     During 1997, the Financial Accounting Standards Board released its Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS No. 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS No. 130 does not address issues of recognition or measurement for comprehensive income and its components, and therefore, it will not have an impact on the financial condition or results of operations of the Company upon adoption.

     The Financial Accounting Standards Board also recently released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement, which is also effective for fiscal years beginning after December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

SEASONALITY AND INFLATION

     The Company's net sales typically show no significant seasonal variations, although net sales may be affected in the future by overall hiring trends and the concentration of vacations of key employees of client companies during the summer months or during holiday periods, which can delay product installations resulting in the postponement of the recognition of revenues.

YEAR 2000 DISCLOSURE

     The Company has begun to conduct a review of its internal computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve any such problems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Software programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to or replacement of existing software, the Year 2000 problems will not pose significant operational problems for the Company's domestic computer systems. The Company believes that the costs associated with any such upgrade or replacement of software will not be material, and that all such changes will be implemented by the end of calendar year 1998. However, if such modifications are not made in a timely manner, or are not made properly, the Company may be unable to implement appropriate Year 2000 solutions, which could have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company distributes products from third party voice product equipment manufacturers, some of which are susceptible to Year 2000 problems. During fiscal year 1997, the Company initiated a review of the products its domestic subsidiary distributes to determine which, if any, are not capable of recognizing the year 2000. Communications were initiated with all of the manufacturers of such products to determine the nature and extent of any Year 2000 problems. Where potential computer problems for the Year 2000 of products used or distributed by the Company have been identified, these manufacturers have stated that they have committed resources to resolving such problems prior to year 2000. However, there can be no assurances that these manufacturers will, in fact, timely complete the resolution of their Year 2000 problems or, even if timely completed, that those solutions will be acceptable in the marketplace. The solution to be provided by some manufacturers will involve a significant upgrade cost to the end user, which may give rise to disputes and/or litigation between the end user and the manufacturer, which may also involve the Company. The costs of such possible disputes or litigation could be significant, thereby resulting in a material adverse effect on the Company's business, financial condition and/or results of operations.

     The Company acquired Advantis Network & Systems Sdn Bhd, a Malaysian company, on December 15, 1997. Additionally, the Company signed a definitive agreement on January 16, 1998, to acquire Infotel

Technologies Pte Ltd ("Infotel"), a company organized under the laws of Singapore. The Company has begun, but has not yet completed, its review of the internal computer systems of Advantis and Infotel to identify the systems in each company that are not Year 2000 compliant; thus, at this time the Company has not been able to determine whether Year 2000 problems (if any) will pose a significant operational problem for the computer systems of either of these two companies, and whether those operational problems, if any, would result in a material adverse effect on the Company's business, financial condition or results of operations. Similarly, the Company has not yet begun its review of third-party products distributed by Advantis or Infotel to determine the nature and extent of Year 2000 problems, if any, with such products. As a result, the Company is currently unable to determine whether there are any Year 2000 problems associated with such third-party products and, if so, whether the manufacturers will be able timely to complete resolution of them. The Company has also not been able to determine whether the legal systems of Malaysia and Singapore would result in more or less litigation exposure to the Company and its subsidiaries if there are disputes between the end user of a product installed by either Advantis or Infotel, and the manufacturer.

                              FINANCIAL STATEMENTS


     The Company's financial statements for the fiscal years ended December 31, 1997 and 1996 are shown on pages F-1 through F-22. The Company's financial statements (unaudited) for the six months ended June 30, 1998 and 1997 are shown on pages F-23 - F-34. The accounting firm of BDO Seidman, LLP, has been engaged as the Company's independent certified public accountants for the past two years and its Report of Independent Certified Public Accountants for fiscal 1997 and 1996 is shown on page F-2.


                STATEMENT REGARDING ACCOUNTANTS' REPRESENTATIVES

     Representatives of the principal accountants for the current year and for the most recently completed fiscal year: (i) are expected to be present at the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.


                         TRANSACTION OF OTHER BUSINESS


     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Any stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for inclusion in the Proxy Statement relating to the Company's 1998 Annual Meeting of Stockholders or outside the processes set forth in such Rule and intended to be presented at the Company's 1998 Annual Meeting of Stockholders, must be received by the Company at its office at 39420 Liberty Street, Suite 250, Fremont, California 94538, a reasonable time before the Company mails the proxy materials for such meeting to its stockholders. All such proposals must additionally meet the stockholder eligibility and other requirements of the Securities and Exchange Commission.

                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          Secretary


October   , 1998

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS


                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS


                                                                 PAGE
                                                                 ----
Report of Independent Certified Public Accountants..........         F-2
Consolidated Financial Statements for the Years Ended
  December 31, 1996 and 1997
  Consolidated balance sheet as of December 31, 1997........         F-3
  Consolidated statements of operations for the years ended
     December 31, 1996 and 1997.............................         F-4
  Consolidated statements of stockholders' equity (deficit)
     for the years ended December 31, 1996 and 1997.........         F-5
  Consolidated statements of cash flows for the years ended
     December 31, 1996 and 1997.............................         F-6
  Summary of accounting policies............................         F-8
  Notes to the consolidated financial statements............  F-12 - F-22
Consolidated Financial Statements for the Six Months Ended
  June 30, 1998 (Unaudited).................................        F-23
  Consolidated balance sheet as of June 30, 1998
     (Unaudited)............................................        F-24
  Consolidated statements of operations and comprehensive
     income (loss) (Unaudited) for the three months ended
     June 30, 1997 and 1998 and the six months ended June
     30, 1997 and 1998......................................        F-25
  Consolidated statement of stockholders' equity (Unaudited)
     for the six months ended June 30, 1998.................        F-26
  Consolidated statements of cash flows (Unaudited) for the
     six months ended June 30, 1997 and 1998................        F-27
  Notes to the consolidated financial statements............  F-28 - F-34

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
and the Stockholders of
NHancement Technologies Inc. and Subsidiaries
Fremont, California

     We have audited the accompanying consolidated balance sheet of NHancement Technologies Inc. and Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 8 to the consolidated financial statements, the Company purchases substantially all of its inventory requirements from one vendor. Additionally, this vendor has announced its intentions to sell its customer premise equipment business which services the largest portion of the Company's current business.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NHancement Technologies Inc. and Subsidiaries at December 31, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            BDO Seidman, LLP

San Francisco, California
April 13, 1998

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
CURRENT
  Cash and cash equivalents (Note 8)........................  $  1,363,200
  Accounts receivable, less allowance for doubtful accounts
    of $515,000 (Note 8)....................................     3,005,200
  Inventory.................................................       536,200
  Current portion of notes receivable from stockholders
    (Notes 2 and 7).........................................       109,500
  Income tax receivable.....................................       172,000
  Prepaid expenses and other (Note 3).......................       179,300
                                                              ------------
TOTAL CURRENT ASSETS........................................     5,365,400
                                                              ------------
PROPERTY AND EQUIPMENT
  Office equipment..........................................       694,500
  Computers.................................................       312,300
  Automobiles...............................................       221,800
  Furniture and fixtures....................................        82,800
                                                              ------------
                                                                 1,311,400
Less accumulated depreciation...............................       608,600
                                                              ------------
PROPERTY AND EQUIPMENT, NET.................................       702,800
                                                              ------------
Excess of cost over net assets acquired of Voice Plus, Inc.
  (Note 1)..................................................     1,500,000
Excess of cost over net assets acquired of Advantis, net of
  accumulated amortization of $4,200 (Note 1)...............       987,100
Long-term portion of notes receivable from stockholders
  (Notes 2 and 7)...........................................       157,500
Deferred acquisition costs (Note 1).........................        49,600
Other assets................................................       142,500
                                                              ------------
                                                              $  8,904,900
                                                              ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
  Lines of credit (Note 3)..................................  $    192,100
  Current portion of long-term debt (Notes 3 and 7).........       296,500
  Deferred revenue..........................................     1,057,000
  Accounts payable..........................................     1,392,200
  Accrued liabilities.......................................       440,600
  Payable to affiliates (Note 7)............................       426,700
  Payable to stockholders (Note 7)..........................        58,200
  Accrued professional fees.................................       159,800
  Payroll related liabilities...............................       249,200
                                                              ------------
TOTAL CURRENT LIABILITIES...................................     4,272,300
LONG-TERM DEBT, net of current portion (Notes 3 and 7)......       157,500
                                                              ------------
TOTAL LIABILITIES...........................................     4,429,800
                                                              ------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 6, 8 and 12)
STOCKHOLDERS' EQUITY (Notes 4 and 5)
  Preferred stock, $0.01 par value, 2,000,000 shares
    authorized, no shares issued and outstanding at December
    31, 1997................................................            --
  Common stock, $0.01 par value, 20,000,000 shares
    authorized, 4,437,000 shares issued and outstanding at
    December 31, 1997.......................................        44,400
  Additional paid-in capital................................    18,020,600
  Accumulated deficit.......................................   (13,601,200)
  Cumulative translation gain...............................        11,300
                                                              ------------
TOTAL STOCKHOLDERS' EQUITY..................................     4,475,100
                                                              ------------
                                                              $  8,904,900
                                                              ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
NET REVENUES, including $700,000 from the sale of sublicense in 1996
  (Note 8)..................................................  $   796,400    $ 8,983,000
Cost of sales...............................................      129,200      5,149,500
                                                              -----------    -----------
GROSS PROFIT................................................      667,200      3,833,500
                                                              -----------    -----------
OPERATING EXPENSES
  Research and development..................................       98,400         87,900
  Selling, marketing and administrative (Note 7)............    1,812,800      3,726,900
  Amortization of excess of cost over net assets acquired,
     including impairment loss of $4,084,300 (Note 1).......           --      4,649,100
                                                              -----------    -----------
TOTAL OPERATING EXPENSES....................................    1,911,200      8,463,900
LOSS FROM OPERATIONS........................................   (1,244,000)    (4,630,400)
OTHER INCOME (EXPENSE)
  Interest income...........................................           --        136,900
  Interest expense..........................................     (582,000)       (97,700)
  Other.....................................................       (2,000)            --
                                                              -----------    -----------
TOTAL OTHER INCOME (EXPENSE)................................     (584,000)        39,200
                                                              -----------    -----------
NET LOSS....................................................  $(1,828,000)   $(4,591,200)
                                                              ===========    ===========
BASIC AND DILUTIVE NET LOSS PER COMMON SHARE................  $     (4.20)   $     (1.18)
                                                              ===========    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..................      435,400      3,883,300
                                                              ===========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                 ADDITIONAL                   CUMULATIVE
                                              COMMON STOCK         PAID-IN     ACCUMULATED    TRANSLATION
                                            SHARES     AMOUNT      CAPITAL       DEFICIT         GAIN          TOTAL
                                           ---------   -------   -----------   ------------   -----------   -----------
BALANCE, January 1, 1996.................     93,200   $1,000    $ 4,972,600   $(7,182,000)     $    --     $(2,208,400)
Issuance of common stock with notes
  payable (Note 4).......................    303,400    3,000        199,300            --           --         202,300
  Issuance of common stock for payment of
    salaries and outside service fees
    (Note 7).............................    216,200    2,100        142,000            --           --         144,100
  Issuance of warrants with notes payable
    (Note 5).............................         --       --         50,000            --           --          50,000
Net loss.................................         --       --             --    (1,828,000)          --      (1,828,000)
                                           ---------   -------   -----------   ------------     -------     -----------
BALANCE, December 31, 1996...............    612,800    6,100      5,363,900    (9,010,000)          --      (3,640,000)
  Common stock issued for Voice Plus,
    Inc. acquisition (Note 1)............  1,312,500   13,100      4,666,900            --           --       4,680,000
  Sale of common stock in an Initial
    Public Offering, net of stock
    issuance costs of $1,660,200 (Note
    11)..................................  2,045,000   20,500      6,499,300            --           --       6,519,800
  Conversion of debt and accrued interest
    into common stock (Note 11)..........    258,200    2,600      1,030,000            --           --       1,032,600
  Issuance of common stock options for
    payment of outside service fees......         --       --          3,800            --           --           3,800
  Common stock issued for Advantis
    acquisition (Note 1).................    208,500    2,100        456,700            --           --         458,800
Cumulative translation gain -Advantis....                                                        11,300          11,300
Net loss.................................         --       --             --    (4,591,200)          --      (4,591,200)
                                           ---------   -------   -----------   ------------     -------     -----------
BALANCE, December 31, 1997...............  4,437,000   $44,400   $18,020,600   $(13,601,200)    $11,300     $ 4,475,100
                                           =========   =======   ===========   ============     =======     ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
      INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           1996           1997
      ------------------------------------------------        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(1,828,000)   $(4,591,200)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and other amortization.......................       36,200        159,500
  Amortization of excess cost over net assets acquired,
     including impairment loss..............................           --      4,649,100
  Amortization of discount and debt issue costs on notes
     payable................................................      252,300             --
  Compensation related to grant of stock options and common
     stock..................................................       34,100          3,800
  Other.....................................................           --          8,800
  Changes in operating assets and liabilities:
     Accounts receivable....................................       15,000       (265,600)
     Notes receivable, related party........................      700,000             --
     Income tax receivable..................................           --       (172,000)
     Inventory..............................................        1,200        653,900
     Prepaid expense and other..............................       29,800        (89,300)
     Other assets...........................................           --        (48,100)
     Deferred revenue.......................................     (723,900)      (459,900)
     Accounts payable.......................................      200,800     (1,283,700)
     Other current liabilities..............................      609,400     (1,442,600)
                                                              -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES.......................     (673,100)    (2,877,300)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Deferred acquisition costs................................     (100,100)      (188,000)
  Cash acquired from VPI and Advantis acquisitions..........           --        851,900
  Note receivable from stockholder..........................           --        (63,000)
  Purchases of property and equipment.......................      (12,500)      (252,500)
                                                              -----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........     (112,600)       348,400
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from initial public offering of common stock, net
     of offering costs......................................           --      6,519,800
  Deferred stock offering costs.............................     (376,200)       376,200
  Proceeds from long-term debt..............................    1,170,000             --
  Principal payments on long-term debt......................     (118,500)    (1,814,000)
  Principal payments on long-term debt due stockholder......           --     (1,250,000)
                                                              -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................      675,300      3,832,000
                                                              -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     (110,400)     1,303,100
CASH AND CASH EQUIVALENTS, beginning of year................      170,500         60,100
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS, end of year......................  $    60,100    $ 1,363,200
                                                              ===========    ===========
SUPPLEMENTAL DATA:
Interest paid...............................................  $    35,400    $   267,700
Income taxes paid...........................................  $        --    $   191,200
                                                              ===========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

     In 1996, the Company issued 178,700 shares of its Common Stock to three officers in lieu of cash compensation. The aggregate value of these shares totaled $119,700, of which $110,000 was for payment of deferred compensation accrued in 1994 (see Note 7).

     On February 3, 1997, the Company issued 1,312,500 shares of its Common Stock and $1,500,000 in promissory notes for all the outstanding shares of Voice Plus, Inc. pursuant to a purchase and plan of merger agreement (see Note 1).

     On February 4, 1997, the Company issued 258,200 shares of its Common Stock as repayment of certain notes payable and accrued interest thereon (see Note
11).

     On December 15, 1997, the Company issued 208,500 shares of its Common Stock in exchange for all the outstanding shares of Advantis pursuant to a purchase and plan of merger agreement (see Note 1).

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's common stock (see Note 11), BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "BFI Merger"). Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "VPI Acquisition"). The acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's consolidated financial statements commencing February 3, 1997. For financial accounting purposes, BFI is deemed to be the acquirer of VPI.

     Effective November 12, 1997, BioFactors, Inc. was merged with and into Voice Plus, Inc. in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus is the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the outstanding shares of Advantis Network & System Sdn Bhd ("Advantis"). As a result of the acquisition, Advantis has become a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's consolidated financial statements commencing December 15, 1997.

     The business of NHancement is conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd. (see Note
1).

BUSINESS

     The Company, via its Voice Plus subsidiary, is a systems integrator and distributor of voice processing equipment. VPI also provides various services including equipment installation, technical support and ongoing maintenance. Revenues generated by Voice Plus represented approximately 97% of total 1997 consolidated net revenues. VPI maintains offices in the states of California, New York, Georgia, Arizona, Utah and Texas.

     In March 1998, the Company formalized a plan to exit from the business related to its FACTOR 1000(R) product, which measures human sensorimotor skills to determine an individual's performance readiness and fitness to perform, given the resources required to develop a market for the product and the need to dedicate its financial resources to its other core businesses. The remaining assets and liabilities associated with the FACTOR 1000(R) product at December 31, 1997 and the related revenues and expenses for the year then ended were insignificant. Management does not expect to incur a loss on the planned sale during 1998 of the FACTOR 1000(R) product. The Company's FACTOR 1000(R) system is based upon the Critical Tracking Task (CTT) software, which is exclusively licensed from Systems Technology Inc. (STI) in Hawthorne, California. The license agreement with STI is effective through November 2008 and grants the Company the right to issue sublicenses during the term of the agreement.

     Under the terms of a sublicense agreement entered into with SportsTrac, Inc., a company whose chief executive officer is a minority stockholder and former executive officer of the Company, the Company has granted an exclusive world-wide sublicense for sports and on-field-athletic-performance related uses of the FACTOR 1000(R) system through November 2008. In connection with this agreement, the Company recognized $700,000 in revenue in 1996 and is entitled to royalties of 8.5% of cash receipts from the sale of products or services containing the licensed technology. During 1997, the company received $900 relating to these ongoing royalties.

     The Company's subsidiary, Advantis Network & Systems Sdn Bhd, is an integrator of communications systems in Malaysia, designing, integrating and installing communications systems that range from highly sophisticated systems to simplistic infrastructure cabling. Advantis also provides various services including equipment installation, technical support and ongoing maintenance.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts and results of operations of the Company and its wholly-owned subsidiaries Voice Plus, Inc. and Advantis Network & System Sdn Bhd since their respective dates of acquisition (see Note 1). Significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

     The Company recognizes revenue under several methods as dictated by the nature of the service or product provided and the terms of the sales agreement. Generally, system sales are recognized when all significant uncertainties about customer acceptance of the system have been resolved. Once system installation is complete, seller obligations, including estimated future technical support costs, are immaterial. Revenue from maintenance contracts is prorated over the life of the contract, normally one year, although the entire amount of the contract is collected at the beginning of the term. Services, labor and the sale of parts, upgrades, moves, adds and changes are recorded in the period shipped or provided. Revenue on the sale of a FACTOR 1000(R) system is recognized when the system has been installed and the Company's related contractual training and support obligations are substantially complete. Revenue based on the sublicense of the FACTOR 1000(R) system is recognized as payment is received.

INVENTORY

     Inventory consists primarily of systems and system components and is valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, EQUIPMENT, AND DEPRECIATION

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or their estimated useful life. Maintenance and repairs are expensed as incurred and improvements are capitalized.

EXCESS OF COST OVER NET ASSETS ACQUIRED

     The excess of cost over net assets acquired ("goodwill"), which relates to the Company's acquisition of Voice Plus, Inc. and Advantis Network & System Sdn Bhd, is being amortized over a five to ten year period using the straight-line method.

LONG-LIVED ASSETS

     Long-lived assets are evaluated for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Assets to be held and used affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life, assets to be paid or otherwise disposed of are not subject to further depreciation or amortization. In determining whether an impairment exists, the Company uses undiscounted future cash flows compared to the carrying value of the asset.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established for deferred tax assets when realization is not deemed more likely than not.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these consolidated financial statements include those assumed in computing the fair value of goodwill. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

     Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income (loss) and earnings (loss) per share as if the fair value method had been adopted. The Company has elected to continue to account for stock-based compensation under APB No. 25.

NET LOSS PER SHARE

     Effective for the year ended December 31, 1997, the Company adopted the provisions of SFAS No. 128, Earnings per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Because of losses in 1996 and 1997, calculations under SFAS No. 128 were the same as those under the prior method. Options and warrants to purchase 534,400 and 1,154,100 shares were outstanding during the years ended December 31, 1996 and 1997 but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other statements.

     SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management believes that the Company's current financial statement disclosures will not need to be significantly modified based upon current operations. Results of operations and financial position, however, will be unaffected by future implementation of this standard.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, ("SFAS No. 131") which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS No. 131 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued.

     SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Company's foreign subsidiary are translated at the exchange rate on the balance sheet date, while revenues and expenses are translated at average rates prevailing during the period. Translation adjustments are reported as a component of stockholders' equity.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable and debt. The carrying value of cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of short-term and long-term debt approximates the fair value based upon short-term and long-term borrowings at market rate interest.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS ACQUISITIONS

     On February 3, 1997, NHancement merged a wholly-owned subsidiary with and into BFI, whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement, and shares of NHancement common stock were exchanged for all the issued and outstanding common stock of BFI, in a ratio of three shares of common stock for every four shares of BFI common stock. Pursuant to the BFI Merger agreement, NHancement assumed (i) the obligations of BFI's outstanding stock options, by which assumption the optionee has the right to purchase 5.625 shares of NHancement Common Stock for every 10 shares of BFI common stock the optionee could have purchased prior to the BFI Merger at an exercise price per share equal to 80% of the IPO Price, (ii) the obligations of BFI's issued and outstanding warrants in accordance with their terms, and (iii) the obligations of the Registration Rights Agreement dated as of September 1, 1996, and NHancement issued to certain holders of BFI notes, warrants to purchase an aggregate of 109,900 shares of NHancement's common stock, exercisable commencing one year from the close of the IPO at an exercise price of 120% of the IPO Price.

     Also, on February 3, 1997, the Company entered into a stock purchase agreement with Voice Plus, Inc., pursuant to a transaction by which the Company merged a wholly-owned subsidiary with and into VPI whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of the Company. This merger provided for the exchange of (i) the Company's unsecured promissory note in a principal amount of $1,000,000, bearing interest at the medium term T-bill rate, with all principal and accrued interest paid in full during 1997, (ii) the Company's unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate, due on the third anniversary of the consummation of the merger subject to accelerated payment based upon quarterly earnings of Voice Plus, and (iii) shares of NHancement common stock with an estimated fair value of $4,680,000 (of which, shares valued at $2,400,000 were sold in the IPO, and the remainder of the shares are subject to restrictions on transferability under the Securities Act of 1933 (as amended) and pursuant to a lock-up agreement with the underwriter of the IPO), for all the issued and outstanding common stock of VPI. In connection with the VPI Acquisition, the Company entered into a three-year employment agreement with the president and sole stockholder of VPI, pursuant to which the Company pays a base salary of $150,000 per year, commissions of approximately $200,000 per year and an annual performance based bonus. The employment agreement provides that, if the Company materially breaches the agreement or terminates the employee without "cause," the Company will continue to pay base salary and 50% of the commissions for the duration of the term and, in the event of a material breach by the Company, the two promissory notes will be accelerated and immediately become due and payable. In addition, the Company paid signing bonuses in the aggregate amount of $170,000 to three employees of VPI. The bonuses, of which 50% was paid upon consummation of the IPO and the remainder was paid in August 1997, were not contingent upon continued employment.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The purchase price and fair value of net assets acquired in the VPI Acquisition are summarized as follows:

Consideration:
  Common stock -- 600,000 selling shares....................    $2,400,000
  Long-term notes...........................................     1,500,000
  Common stock -- 712,500 shares subject to lockup
     agreements.............................................     2,280,000
                                                                ----------
Total consideration.........................................     6,180,000
                                                                ----------
Calculation of goodwill:
  Net assets acquired(1)....................................     1,012,200
  Cost of acquisition.......................................      (270,100)
                                                                ----------
                                                                   742,100
                                                                ----------
Excess of cost over net assets acquired.....................    $5,437,900
                                                                ==========

---------------

(1) Net assets of $390,600 and an increase of estimated fair value of (i) inventories of $486,300 and (ii) equipment of $135,300. The increase in valuation of inventories is based on estimated selling prices less a reasonable profit allowance for installation and selling effort. The increase in valuation of fixed assets is based on physical counts valued at current replacement cost.

     The carrying value of goodwill is periodically evaluated by the Company based on the estimated future undiscounted operating cash flows of the related business. Because of an anticipated change in voice processing technology over the next several years and uncertainties regarding the Company's distributor relationship with its principal supplier, Centigram Communications Corporation (see Note 8), the estimated future undiscounted operating cash flows of Voice Plus, Inc. are less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired at December 31, 1997. As such, the Company has recorded an impairment loss of $4,084,300, representing the difference between the carrying amount of goodwill over its estimated fair value. Fair value was determined using estimated future cash flows of Voice Plus, Inc., discounted at 20%. In addition, the useful life of the $1,500,000 balance of the goodwill of Voice Plus, Inc. at December 31, 1997 was reduced from ten years to five years.

     On December 15, 1997, the Company consummated the acquisition of Advantis Network & System Sdn Bhd, a Malaysian corporation and systems integrator and distributor of communication equipment, pursuant to a transaction by which Advantis merged with NHancement, whereupon Advantis became a wholly-owned subsidiary of NHancement.

     The purchase price and fair value of net assets acquired in the Advantis acquisition are summarized as follows:

Consideration:
  Common stock -- 208,500 shares subject to lockup
     agreements.............................................    $458,800
Calculation of goodwill:
          Net liabilities assumed...........................    (394,100)
          Cost of acquisition...............................    (138,400)
                                                                (532,500)
                                                                --------
Excess of cost over net assets acquired.....................    $991,300
                                                                ========

     In addition to the above consideration, the Advantis stockholders are entitled to receive up to an additional 321,500 shares of the Company's common stock if certain profit and accounts receivable collection goals are attained.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The following unaudited pro forma summary combines the consolidated results of operations of the Company, Voice Plus and Advantis as if the acquisitions had occurred January 1, 1996 and January 1, 1997. The pro forma information gives effect to certain adjustments, including the amortization of excess cost over net assets acquired, the increase in corporate overhead resulting from the renegotiation of employment agreements with key management employees of VPI, additional depreciation expense resulting from recording certain equipment of VPI at estimated fair values and additional interest expense on notes payable to the former stockholder of VPI. This pro forma summary does not necessarily reflect results of operations as they would have been if the Company, Voice Plus and Advantis had constituted a single entity during such periods and is not necessarily indicative of results which may be obtained in the future.


                                                            YEARS ENDED DECEMBER 31,
                                                           ---------------------------
                                                              1996            1997
                                                           (UNAUDITED)     (UNAUDITED)
                                                           -----------     -----------
Net revenues.............................................  $13,411,900     $14,209,700
Loss before income taxes.................................   (1,654,300)     (4,913,800)
                                                           -----------     -----------
Net loss.................................................  $(1,654,300)    $(4,914,400)
                                                           ===========     ===========
Basic and diluted loss per share:
Net loss per common share................................  $     (0.85)    $     (1.17)
Weighted average shares..................................    1,955,900       4,208,400


2. NOTES RECEIVABLE FROM STOCKHOLDERS

     At December 31, 1997, notes receivable from stockholders consist of the following:

Note receivable, principal due in monthly payments of
  $2,600, including interest at the Base Lending Rate
  ("BLR") in Malaysia plus 2.25% (12.65% at December 31,
  1997) through April 2012..................................  $204,000
Note receivable from an officer of the Company, interest at
  7%, with principal and unpaid interest due April 1998.....    63,000
                                                               267,000
Less current portion........................................   109,500
                                                              --------
                                                              $157,500
                                                              ========

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

3. LONG-TERM DEBT AND LINES OF CREDIT

     Long-term debt consists of the following at December 31, 1997:

Note payable to the former sole stockholder of Voice Plus,
  Inc. pursuant to the terms of the acquisition of Voice
  Plus, Inc. in February 1997, interest at medium term
  T-bill rate (5.3% at December 31, 1997).(1)...............  $250,000
Term loan with a financial institution in Malaysia,
  guaranteed by the officers of Advantis, principal due in
  monthly payments of $2,600, including interest at the BLR
  plus 2.25% per annum (12.65% at December 31, 1997) through
  April 2012.(2)............................................   204,000
                                                               454,000
Less current portion........................................   296,500
                                                              --------
                                                              $157,500
                                                              ========

---------------

(1) Pursuant to the terms of the VPI stock purchase agreement, the Company issued an unsecured promissory note in the principal amount of $1,000,000, bearing interest at the medium term T-bill rate to the sole stockholder of Voice Plus. Early repayment was based on the profitability of Voice Plus, with the unpaid balance, if any, due on the third anniversary of the consummation of the merger. As of December 31, 1997, this note and all accrued interest was paid in full. The Company also issued an unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate to the sole stockholder of Voice Plus. Principal repayment of $62,500 per quarter plus all accrued interest is to be made for each quarter that Voice Plus is profitable (as defined) by one dollar, with the balance due on the third anniversary of the consummation of the merger. As of December 31, 1997 a principal balance of $250,000 remained unpaid.

(2) A stockholder has pledged certain owned real property as collateral on this loan. All proceeds of the loan were advanced by the Company's Advantis subsidiary to the stockholder. The Company has recorded a note receivable from the stockholder and a related loan payable under the credit facility. Under the terms of the stockholder loan agreement, repayments including interest, will match the Company's payments due under the term loan.

     Future minimum principal payments on long-term debt are as follows:

YEARS ENDING DECEMBER 31,                            AMOUNT
-------------------------                           --------
1998..............................................  $296,500
1999..............................................    14,200
2000..............................................    14,200
2001..............................................    14,200
2002..............................................    14,200
Thereafter........................................   100,700
                                                    --------
                                                    $454,000
                                                    ========

     At December 31, 1997, the Company's financing arrangements include the following credit facilities with financial institutions in Malaysia:

     - A $64,300 overdraft facility for working capital expiring June 1998 and bearing interest at the BLR plus 2.0% (12.4% at December 31, 1997). At December 31, 1997, $37,000 was outstanding under this overdraft facility. Included in prepaid expenses and other is a cash deposit of $25,700 which is pledged as collateral and restricted for repayment of this facility.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     - A $192,000 credit facility for overdraft, letters of credit and trust receipts which expired in February, 1998 and bearing interest at the BLR plus 2.25%. Management is currently in the process of negotiating renewal terms. At December 31, 1997, $155,100 was outstanding under this credit facility.

     - A $385,900 facility collateralized by eligible accounts receivable, used for document advances, letters of credit and trust receipts bearing interest at the BLR plus 2.25% and expired in February, 1998. Management is currently in the process of negotiating renewal terms. No borrowings were outstanding at December 31, 1997.

4. STOCKHOLDERS' EQUITY

     Convertible Preferred Stock

     The Company is authorized to issue 2,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's common stock (see Note 12).

     Common Stock

     In February 1997, pursuant to the BFI Merger Agreement, all outstanding shares of BFI common stock were exchanged for the Company's Common Stock. The consolidated financial statements have been retroactively restated to give effect to the 3-for-4 exchange ratio in connection with the BFI Merger (see Note
1). Accordingly, all references in the consolidated financial statements to share amounts and per share amounts have been adjusted to reflect the BFI Merger exchange.

     In connection with the issuance of various notes payable during 1996, BFI issued to the note holders an aggregate of 303,400 shares of BFI common stock at $0.01 per share. During 1996, the Company recorded $202,300, in debt issue costs based on the estimated fair value of $0.67 per share.

     On February 3, 1997, the Company issued 1,312,500 shares of its common stock and $1,500,000 in promissory notes to the sole stockholder of VPI in exchange for all of the outstanding shares of VPI, and VPI became a wholly-owned subsidiary of the Company (see Note 1).

     Immediately preceding the Company's IPO, certain of the holders of the Company's convertible notes had those notes, and any accrued interest thereon, converted into 258,200 shares of the Company's common stock (See Note 11).

     On February 4, 1997, the Company completed an IPO of its shares, selling 2,045,000 shares of its common stock, including the over-allotment, to the public and raising approximately $6.5 million net of fees and expenses. In addition, the former sole stockholder of VPI sold 600,000 of his shares of Company stock in the IPO (See Note 11).

     Effective December 15, 1997, the Company issued 208,500 shares of the Company's common stock for all of the outstanding shares of Advantis Network & Systems Sdn Bhd. Further, depending upon Advantis collecting certain accounts receivable prior to June 30, 1998 and meeting certain profit targets over the following two years, the Company could be obligated to issue up to an additional 321,500 shares of its common stock to the former Advantis stockholders (see Note
1).

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

5. STOCK OPTIONS AND WARRANTS

  Stock Options

     BFI's Stock Option Plan adopted in February 1994 (the BFI Plan) provided for the granting of 976,500 stock options (after giving effect to the 3-for-4 exchange ratio in connection with the BFI Merger). Upon consummation of the BFI Merger (see Note 1), the stock options outstanding under BFI's Plan were re-granted by the Company and are subject to the terms of the Equity Incentive Plan adopted by the Company and approved by its stockholders on January 23, 1997. At its August 1997, stockholders meeting, the stockholders of the Company approved an increase to the Company's stock option plan of 500,000 shares. The Equity Incentive Plan is administered by the Company's Board of Directors. Options granted may be either incentive stock options, as defined in the Internal Revenue Code, or non-qualified options. The stock options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date of grant. The vesting schedule for incentive stock options usually covers a three or four year period ranging from one-third immediately and the remainder equally over the next two years to 25% at the end of the first year and the remainder monthly over the next three years. Vesting for non-qualified stock options is determined on a grant-by-grant basis. Incentive stock options must have an exercise price of not less than fair market value of the common stock on the date of grant (or, for incentive stock options granted to a person holding more than 10% of the voting power of the Company, options must have an exercise price equal to 110% of the fair market value, and be exercisable for a period of five years). The aggregate fair value of the common stock subject to options granted to an optionee that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Options generally expire three months following termination of employment. The Company recorded no compensation expense related to grants and exercise of stock options in 1996 and $3,800 in 1997.

     The following table summarizes transactions pursuant to the Company's Plan:

                                          WEIGHTED                                              WEIGHTED
                                          AVERAGE                                                AVERAGE
                                        OPTION PRICE                                            REMAINING
                                            PER                                    AVAILABLE   CONTRACTUAL
                                           SHARE       OUTSTANDING   EXERCISABLE   FOR GRANT      LIFE
                                        ------------   -----------   -----------   ---------   -----------
January 1, 1996.......................     $3.20          492,200      277,400      484,300     9.8 years
Granted...............................      3.20           42,200           --      (42,200)     10 years
Became exercisable....................      3.20               --      110,000           --
                                           -----        ---------      -------     --------     ---------
December 31, 1996.....................      3.20          534,400      387,400      442,100     8.8 years
                                           =====        =========      =======     ========     =========
Added to option reserve...............        --               --                   500,000
Canceled..............................      3.20         (126,600)     (59,800)     126,600
Granted...............................      3.15          746,300           --     (746,300)     10 years
Became exercisable....................      3.50               --      113,000           --
                                           -----        ---------      -------     --------     ---------
December 31, 1997.....................     $3.16        1,154,100      440,600      322,400       9 years
                                           =====        =========      =======     ========     =========

     The Company applies APB Opinion. No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the plan. Under APB Opinion No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized.

     FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
123. The Company estimates the fair value of each stock option at the grant date by using a modified Black-Scholes pricing model with the following weighted-average assumptions used for grants in 1996 and 1997, respectively:

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES no dividend yield for any year; expected volatility of near-zero and 20%; risk-free interest rates of 6.65% and 6.6%; and expected lives of approximately three to five years. The weighted average fair value of options granted in 1996 and 1997 was $0.77 and $0.99.

     Under the accounting provisions of FASB Statement No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                             YEARS ENDED DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Net loss
  As reported.............................................  $(1,828,000)   $(4,591,200)
  Pro forma...............................................  $(1,837,000)   $(4,749,100)
  Per share as reported...................................  $     (4.20)   $     (1.18)
  Per share pro forma.....................................  $     (4.22)   $     (1.22)

     The above pro forma information includes only the effects of 1996 and 1997 grants. Because options potentially vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net earnings in future years.

  Warrants

     In connection with certain debt financing and the IPO, the Company has granted various warrants to purchase common stock. The following schedule summarizes the activity:

                                                  WEIGHTED
                                                   AVERAGE                    WEIGHTED AVERAGE
                                                WARRANT PRICE                    REMAINING
                                                  PER SHARE     OUTSTANDING   CONTRACTUAL LIFE
                                                -------------   -----------   ----------------
January 1, 1996...............................     $37.23           7,200        4.5 years
Warrants issued in connection with debt
  financing...................................     $ 4.80         609,900
                                                   ------         -------        ---------
December 31, 1996.............................     $ 5.18         617,100        3.0 years
Warrants issued to Underwriter in connection
  with Initial Public Offering................     $ 4.80         230,000
                                                   ------         -------        ---------
December 31, 1997.............................     $ 5.08         847,100        2.6 years
                                                   ======         =======        =========

6. COMMITMENTS AND CONTINGENCIES

     The Company's impairment testing business exposes it to potential litigation (i) by employees of companies using the FACTOR 1000(R) system if the employee's employment relationship is affected thereby and (ii) by third parties who may be indirectly affected by the Company's services or products. Product and service liability insurance is expensive, to the extent it is available at all. As of December 31, 1997, the Company maintained general liability insurance in the amount of $2.0 million per occurrence and $2.0 million in the aggregate, and an umbrella policy with a $5.0 million limit which was obtained in connection with the VPI Acquisition. The Company maintains product liability insurance of $2.0 million per occurrence and $2.0 million in the aggregate.

     The Company's FACTOR 1000(R) product is based on licensed technology. Accordingly, the Company is required to pay a royalty of up to 8.5% of sales of the related product. Beginning January 1997, the license agreement also provides for a minimum aggregate payment over each three-year period of $150,000. In addition, the Company's license permits the sublicense of the CTT technology and requires that the Company make payments to its licensor on such sublicensing arrangements as follows: (i) a royalty payment of 8.5% on up to $250,000 of the initial sublicense fee and 50% of any sublicense fee in excess of $250,000; and
(ii) a royalty payment equal to 50% of the sublicense fee, which amount must be at least 4.25% of the sublicensee's

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES gross contract revenue. The Company's ability to sell its product is dependent on the continuation of this license. See business section of summary of accounting policies regarding the Company's March 1998 formalization of a plan to exit from the business related to its FACTOR 1000(R) product.

     The Company leases certain property consisting of corporate and sales office facilities and equipment under operating leases that expire at varying dates through August 2000. Certain facility leases require the Company to pay real estate taxes, maintenance and utilities. Future minimum annual commitments under these leases are as follows:

                                                     AMOUNT
                                                     -------
1998..............................................  $311,000
1999..............................................   316,000
2000..............................................   166,000
                                                    --------
                                                    $793,000
                                                    ========

     Rent expense for the years ended December 31, 1996 and 1997 was $44,500 and $287,500.

     The Company has entered into employment agreements with two officers that provide for specified severance payments should the Company terminate the executive's employment with the Company, other than for cause. The amount to be paid is two years' base salaries and bonuses. In addition, pursuant to an employment agreement with the President of the Voice Plus subsidiary, should the Company terminate the executive's employment with the Company, other than for cause, the Company is obligated to make certain severance payments. The amount to be paid through the end of his employment agreement on February 3, 2000 is his base salary of $150,000 per annum and 50% of the commissions he would have earned during the period. In addition, the Company has entered into two-year employment agreements with two VPI employees which expire in January 1999 and provide for an annual base salary of $65,000, sales commissions payable pursuant to an annual sales compensation plan and performance-based bonus payments.

7. RELATED PARTY TRANSACTIONS

     In June 1996, BFI issued an aggregate of 178,700 shares of its common stock to three of its officers in lieu of cash compensation; and, in June 1996, BFI issued an aggregate of 37,500 shares to two of its directors for services rendered. These shares were valued at $0.67 per share. In connection therewith, $110,000 was accrued as deferred compensation to officers as of December 31, 1995, and the Company recorded an additional $9,700 of compensation expense and $25,000 of outside service fees in 1996.

     On November 5, 1996, two of BFI's officers, VPI and a company controlled by a director of BFI purchased $135,000, $50,000 and $50,000, respectively, of unsecured promissory notes pursuant to Unit Subscription Agreements. These borrowings were subsequently repaid, utilizing proceeds from the IPO in February 1997 (see Note 11).

     At December 31, 1997, the Company had notes receivable from stockholders totaling $267,000 (see Note 2).

     At December 31, 1997, the Company owed $250,000 to a stockholder of the Company in connection with the acquisition of Voice Plus (see Note 3). During 1997, the Company paid $1,250,000 in principal and $36,100 in interest to this stockholder.

     At December 31, 1997, the Company's Advantis subsidiary owed $426,700 for various inventory purchases from certain companies whose directors are also stockholders of the Company.

     At December 31, 1997, the Company's Advantis subsidiary owed $58,200 to certain stockholders for expenses paid by these stockholders on behalf of the Company.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The Company's Advantis subsidiary leases its corporate facilities from an entity that is partially owned by a minority stockholder of the Company. The lease commenced in November 1996, and its terms provide for annual payments of $42,500 through October 1999.

8. CONCENTRATION RISK

     Revenues from one customer accounted for approximately 88% of total net revenues during the year ended December 31, 1996. Revenues from two customers accounted for approximately 19% and 7% of total net revenues during the year ended December 31, 1997. Included in accounts receivable at December 31, 1997 is $270,000 and $500,600 due from these two customers.

     Trade accounts receivable are due from numerous customers located in many geographic regions throughout the United States and Malaysia. The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

     The Company's Voice Plus subsidiary historically purchases substantially all of its inventory requirements from one vendor, Centigram Communications Corporation ("Centigram"). Any termination or adverse change in the Company's distributor relationship with Centigram would have a material adverse impact upon the Company's voice processing business. Centigram has publicly announced that it has hired a third party firm to identify potential buyers for its customer premise equipment business which may adversely effect the largest portion of the Company's current business. The effect on the Company cannot be fully determined at this time. In addition, the Company depends upon Centigram to offer products which are competitive with products offered by other manufacturers as to technological advancement, reliability and price. If Centigram's competitors should surpass Centigram in any of these qualities, the Company may be required to establish alternative strategic relationships. Any such development would have an adverse effect on the Company's business for an indeterminate period of time until new supplier relationships could be established. Included in accounts payable at December 31, 1997, is $668,100 due to Centigram.

     Cash and cash equivalents are held principally at three high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

9. INCOME TAXES

     From its inception, the Company has generated losses for both financial reporting and tax purposes. As of December 31, 1997, the Company's net operating losses for federal income tax purposes were approximately $6 million, and expire between the years 2008 and 2012. For state income tax purposes, as of December 31, 1997, the Company had net operating loss carryforwards of approximately $47,000 which expire in 2002. The use of Federal net operating loss carryforwards is subject to an annual limit of approximately $250,000 as the Company has incurred an "ownership change". Subject to the approval of the tax authorities of Malaysia, the Company's Malaysian subsidiary has a $30,000 unabsorbed tax loss carryforward as of December 31, 1997.

     Deferred tax assets at December 31, 1997 consist primarily of the following:

Cash to accrual change for tax purposes.....................    $   462,000
Reserves and accrued liabilities............................        199,700
Net operating loss carryforwards............................      2,095,400
                                                                  2,757,100
Less valuation allowance....................................     (2,757,100)
                                                                -----------
Net deferred tax asset......................................    $        --
                                                                ===========

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     At December 31, 1997, the Company established a 100% valuation allowance for the gross deferred tax asset since management could not determine that it was more likely than not that the deferred tax asset can be realized.

10. EMPLOYEE COMPENSATION AND BENEFITS

     The Company's Voice Plus subsidiary has a 401(k) profit sharing plan in which all qualifying employees with a minimum of 1,000 hours of service at year end are eligible to participate. Matching contributions are made at the discretion of the Company's Board of Directors. The Company pays all fees to administer the plan. Total expense under this plan was $48,100 for the year ended December 31, 1996. There were no matching contributions during the year ended December 31, 1997.

     Advantis, as a Malaysian company, is obligated to pay a minimum contribution equivalent to 12% of employee salaries to a fund administered by the government. Contributions in excess of 12% are discretionary. The contribution expense for the period from December 15, 1997 (acquisition date) to December 31, 1997 amounted to $1,400.

11. INITIAL PUBLIC OFFERING

     On February 4, 1997, the Company completed its IPO of 2,300,000 shares of $0.01 par value common stock, of which 1,700,000 shares were sold by the Company and 600,000 shares, representing a portion of the consideration for the outstanding shares of VPI, were sold by a stockholder of the Company. On February 11, 1997, the underwriters exercised an option to purchase from the Company an additional 345,000 shares of common stock to cover over-allotments. The Company raised approximately $6.5 million of funds, net of underwriting commissions, printing costs, legal and accounting fees and other offering expenses totaling approximately $1,660,200, from the offering (including the over-allotment shares) and did not receive any of the proceeds from the sale of shares by the stockholder. The Company's common stock is quoted on The NASDAQ Stock Market SmallCap System. In connection with the closing of the IPO, the Company converted certain notes and related accrued interest in an aggregate amount of $1,032,600 to common stock and issued warrants for various amounts of common stock for every $1,000 of notes.

12. PROPOSED ACQUISITION AND FINANCING

     On January 16, 1998, the Company entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of Infotel Technologies Pte Ltd ("Infotel"), a company organized under the laws of Singapore which provides radar system integration, turn key project management services, test instrumentation, as well as a wide portfolio of communication equipment. Consummation of the transaction is contingent upon the Company obtaining third party financing on terms satisfactory to the Company by April 13, 1998 or such later date as agreed upon by the parties. The Company recently closed a financing to be used in part to pay the cash portion of the Infotel acquisition. Under the terms of the financing, the Company will not receive sufficient funds in the time needed to meet the terms of the Infotel acquisition. Consequently, the Company has requested an extension from the Infotel shareholders and has received confirmation of their intention to grant an extension subject to several concessions. This acquisition will not close under its terms unless an extension is granted and the initial cash portion of the purchase price is funded. The basic terms of the acquisition agreement require an initial cash payment of about $2.3 million, performance payments based on profits in 1998 and 1999 of about $2 million and 431,000 shares of NHancement's Common Stock, subject to certain price protections.

     On April 9, 1998, the Company signed a $3.0 million Convertible Preferred Stock financing agreement. Under the terms of the agreement, the Company received $750,000 (less certain commissions and expenses) upon signing, and will receive $500,000 upon filing of an S-3 registration statement, $500,000 sixty days after the effective date of the registration statement, $500,000 thirty days thereafter and the final $750,000

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES thirty days thereafter. The Preferred Stock bears a 5% cumulative dividend and has a liquidation preference equal to the original purchase price plus cumulated but unpaid dividends. If the Company's common stock trades for a thirty day average below $2.00 or the average daily volume for a thirty day period falls below 20,000 shares, the investors are not required to fund any remaining portion of the $3 million in excess of the first two payments aggregating $1,250,000. Further, if the five day average closing bid price of the Company's common stock falls below $2.00 per share, the Company has the option to redeem the Preferred Stock at 118% of the original purchase price plus cumulated but unpaid dividends. Any shares of Preferred Stock tendered for conversion prior to delivery of the Company's notice of redemption shall not be affected by the redemption notice and shall be converted into shares of redemption shall not be affected by the redemption notice and shall be converted into shares of common stock. As to any shares with respect to which such conversion rights have not been timely exercised, such conversion rights shall terminate upon delivery by the Company of its notice of redemption. The Preferred Stock is convertible into common at the lesser of the five day average closing bid price at the time of signing or 75% of the five day average closing bid price at the time of each conversion. The Company intends to utilize the proceeds of this financing to pay a portion of the initial cash payment on the pending Infotel acquisition and for working capital.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

FINANCIAL STATEMENTS


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosures made are adequate to make the information presented not misleading, and, in the opinion of management, all adjustments have been reflected which are necessary for a fair statement of the information shown. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997. The results for the six months ended June 30, 1998 are not necessarily indicative of the results of operations for a full year.

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)



                                     ASSETS



                                                              JUNE 30, 1998
                                                              -------------
CURRENT
  Cash and cash equivalents.................................   $ 2,503,200
  Accounts receivable, less allowance for doubtful accounts
     of $736,000............................................     5,741,000
  Income tax receivable.....................................       235,300
  Notes receivable from stockholders, net of current
     portion................................................        67,200
  Inventory.................................................     1,957,600
  Prepaid expenses and other................................       318,200
                                                               -----------
          TOTAL CURRENT ASSETS..............................    10,822,500
                                                               -----------
PROPERTY AND EQUIPMENT......................................     1,783,800
  Less accumulated depreciation.............................       679,600
                                                               -----------
PROPERTY AND EQUIPMENT, net.................................     1,104,200
                                                               -----------
Excess of cost over net assets acquired of Voice Plus, Inc.,
  net of accumulated amortization of $150,000 (Note 3)......     1,350,000
Excess of cost over net assets acquired of Infotel (Note
  3)........................................................     1,905,500
Excess of cost over net assets acquired of Advantis, net of
  accumulated amortization of $53,900 (Note 3)..............     1,042,200
Long-term portion of notes receivable from stockholders.....       183,100
Deferred financing costs....................................       142,600
Other assets................................................       175,800
                                                               -----------
                                                               $16,725,900
                                                               ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Lines of credit...........................................   $   246,400
  Accounts payable..........................................     3,464,300
  Accrued liabilities.......................................       864,100
  Payable to affiliates.....................................       390,900
  Deferred revenue..........................................     1,680,600
  Income tax payable........................................       312,100
  Deferred income taxes.....................................        30,000
  Dividend payable..........................................        12,600
  Shareholder notes payable.................................     1,656,900
  Current portion of long-term debt.........................         2,200
  Accrued purchase consideration (Note 3)...................     1,390,400
                                                               -----------
          TOTAL CURRENT LIABILITIES.........................    10,050,500
LONG-TERM DEBT, net of current portion......................       183,100
                                                               -----------
          TOTAL LIABILITIES.................................    10,233,600
                                                               -----------
STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par value, 2,000,000 shares
     authorized,
     8,400 shares issued and outstanding (Note 6)...........       688,400
  Common stock, $0.01 par value, 20,000,000 shares
     authorized, 5,169,800 shares issued and outstanding....        51,700
  Additional paid-in capital................................    20,630,200
  Accumulated deficit.......................................   (14,769,900)
  Cumulative translation adjustment.........................      (108,100)
                                                               -----------
          TOTAL STOCKHOLDERS' EQUITY........................     6,492,300
                                                               -----------
                                                               $16,725,900
                                                               ===========

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                  (UNAUDITED)



                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  -----------------------   -----------------------
                                                     1997         1998         1997         1998
                                                  ----------   ----------   ----------   ----------
NET SALES.......................................  $2,640,200   $3,394,400   $4,072,100   $4,610,900
Cost of sales...................................   1,522,800    1,916,900    2,159,400    2,766,900
                                                  ----------   ----------   ----------   ----------
GROSS PROFIT....................................   1,117,400    1,477,500    1,912,700    1,844,000
                                                  ----------   ----------   ----------   ----------
OPERATING EXPENSES
Research and development........................      19,100           --       42,800           --
Selling, marketing and administrative...........     873,900    1,324,400    1,483,600    2,413,700
Amortization of excess of cost over net assets
  acquired......................................     147,400       99,900      246,300      199,700
                                                  ----------   ----------   ----------   ----------
          TOTAL OPERATING EXPENSES..............   1,040,400    1,424,300    1,772,700    2,613,400
                                                  ----------   ----------   ----------   ----------
INCOME (LOSS) FROM OPERATIONS...................      77,000       53,200      140,000     (769,400)
                                                  ----------   ----------   ----------   ----------
OTHER INCOME (EXPENSE)
  Interest income...............................      34,100       17,900       72,500       39,500
Interest expense................................     (19,500)     (25,500)     (67,900)     (52,000)
Other...........................................          --       28,000           --       69,300
                                                  ----------   ----------   ----------   ----------
                                                      14,600       20,400        4,600       56,800
                                                  ----------   ----------   ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES...............      91,600       73,600      144,600     (712,600)
                                                  ----------   ----------   ----------   ----------
INCOME TAXES....................................      19,500       26,000       29,900       26,000
                                                  ----------   ----------   ----------   ----------
NET INCOME (LOSS)...............................  $   72,100   $   47,600   $  114,700   $ (738,600)
                                                  ----------   ----------   ----------   ----------
OTHER COMPREHENSIVE LOSS -- TRANSLATION (NOTE
  2)............................................          --     (100,000)          --     (119,400)
                                                  ----------   ----------   ----------   ----------
COMPREHENSIVE INCOME (LOSS) (NOTE 2)............  $   72,100   $  (52,400)  $  114,700   $ (858,000)
                                                  ----------   ----------   ----------   ----------
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON
  SHARE (NOTE 8)................................  $     0.02   $    (0.08)  $     0.03   $    (0.26)
                                                  ==========   ==========   ==========   ==========

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  (UNAUDITED)



                                  PREFERRED STOCK        COMMON STOCK
                                     PAR VALUE             PAR VALUE        ADDITIONAL                   CUMULATIVE
                                -------------------   -------------------     PAID IN     ACCUMULATED    TRANSLATION
                                SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT      GAIN (LOSS)     TOTAL
                                ------   ----------   ---------   -------   -----------   ------------   -----------   ----------
BALANCE,
December 31, 1997.............      --           --   4,436,500   $44,400   $18,020,600   $(13,601,200)   $  11,300    $4,475,100
Translation loss Advantis &
  Infotel.....................      --           --          --        --            --             --     (119,400)     (119,400)
Issuance of Preferred Stock
  net of stock issuance cost
  of $202,600 (Note 6)........  12,500   $1,047,400          --        --            --             --           --     1,047,400
Deemed dividend on preferred
  stock convertible at a
  discount (Note 6)...........      --           --          --        --       416,700       (416,700)          --            --
Dividends on Preferred Stock
  converted to Common
  Shares......................      --           --         500        --           800           (800)          --            --
Dividends Payable on Preferred
  Stock.......................      --           --          --        --            --        (12,600)          --       (12,600)
Preferred Shares converted
  into Common.................  (4,100)    (359,000)    299,800     3,000       356,000             --           --            --
Issuance of Common Stock for
  Infotel Acquisition (Note
  3)..........................      --           --     433,000     4,300     1,836,100             --           --     1,840,400
Net loss......................      --           --          --        --            --       (738,600)          --      (738,600)
                                ------   ----------   ---------   -------   -----------   ------------    ---------    ----------
BALANCE, June 30, 1998........   8,400   $  688,400   5,169,800   $51,700   $20,630,200   $(14,769,900)   $(108,100)   $6,492,300
                                ======   ==========   =========   =======   ===========   ============    =========    ==========

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                  (UNAUDITED)



                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $   114,700   $  (738,600)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
  Depreciation and other amortization.......................      318,500       325,000
  Other.....................................................        1,900       (55,000)
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (239,000)     (685,800)
     Income tax receivable..................................           --       (63,300)
     Inventory..............................................      372,600       229,600
     Prepaid expenses and other.............................     (194,800)     (289,000)
     Other assets...........................................      (42,700)      (71,000)
     Income tax payable.....................................           --        53,000
     Accounts payable and other current liabilities.........   (2,899,100)      242,700
                                                              -----------   -----------
NET CASH USED IN OPERATING ACTIVITIES.......................   (2,567,900)   (1,052,400)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired from VPI Acquisition........................      851,900            --
  Cash purchase price of Infotel, net of cash acquired of
     $2,326,000.............................................           --       (30,300)
  Note receivable from stockholder..........................      (60,000)           --
  Purchase of property and equipment........................      (51,100)     (165,700)
                                                              -----------   -----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES.........      740,800      (196,000)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing under line of credit............................           --        80,000
  Proceeds from shareholder notes payable...................           --     1,400,000
  Principal payment on long-term debt.......................   (1,814,000)           --
  Principal payment on long-term debt due stockholder.......     (740,000)           --
  Proceeds from sale of preferred stock, net of offering
     costs..................................................           --     1,047,400
  Proceeds from initial public offering of common stock, net
     of offering costs......................................    6,962,200            --
                                                              -----------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    4,408,200     2,527,400
                                                              -----------   -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................           --      (139,000)
                                                              -----------   -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    2,581,100     1,140,000
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       60,100     1,363,200
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $ 2,641,200   $ 2,503,200
CASH PAID DURING THE PERIOD FOR:
  INTEREST..................................................  $        --   $        --
  INCOME TAXES..............................................  $    52,200   $        --
                                                              ===========   ===========



DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

          On February 3, 1997, the Company issued 1,312,500 shares of its Common Stock and $1,500,000 in promissory notes for all the outstanding shares of Voice Plus, Inc. pursuant to a purchase and plan of merger agreement.

          On February 4, 1997, the Company issued 258,200 shares of its Common Stock as repayment of certain notes payable and accrued interest thereon.


          On June 22, 1998, the Company acquired all outstanding shares of Common Stock of Infotel Technologies (Pte) Ltd. In exchange for approximately 433,000 shares of the Company's Common Stock with an estimated value of $1,840,400 and $2,356,300 in cash. Additionally, management accrued additional purchase consideration of $1,390,400 based on Infotel's profits through June 30, 1998 (See Note 3).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1. ORGANIZATION



     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's common stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly owned subsidiary of NHancement (the "BFI Merger"). Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation that is a systems integrator and national distributor of voice processing equipment. The acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's consolidated financial statements commencing February 3, 1997. For financial accounting purposes, BFI is deemed to be the acquirer of VPI.


     Effective November 12, 1997, BioFactors, Inc. was merged with and into Voice Plus, Inc. in a statutory merger intended to qualify, for federal income tax purposes, as a re-organization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus is the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the outstanding shares of Advantis Network & System Sdn Bhd ("Advantis"). As a result of the acquisition, Advantis has become a wholly owned subsidiary of NHancement. Advantis is a telecommunications systems integrator. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's consolidated financial statements commencing December 15, 1997.


     On June 22, 1998, NHancement purchased one hundred percent (100%) of the outstanding shares of Infotel Technologies (Pte) Ltd ("Infotel"). As a result of the acquisition, Infotel has become a wholly owned subsidiary of NHancement. Infotel is a provider and integrator of infrastructure communications equipment products, providing radar system integration, turnkey project management services and test instrumentation, as well as a portfolio of communication equipment in Asia. The operations of the entity are being conducted under the name of "Infotel Technologies (Pte) Ltd" which is headquartered in Singapore. The acquisition was accounted for as a purchase, and, accordingly, the results of Infotel's operations were included in the Company's consolidated financial statements commencing June 22, 1998.



     The business of NHancement is conducted by its operating company subsidiaries: Voice Plus, Inc., Advantis Network & System Sdn Bhd, and Infotel Technologies (Pte) Ltd.



 2. FINANCIAL STATEMENT PRESENTATION AND NEW STANDARDS


     The accompanying consolidated financial statements as of June 30, 1998 and for the three and six months ended June 30, 1998 and 1997 are unaudited. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been omitted. These consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 1997 presented in the Company's latest annual report on Form 10-KSB.

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     The consolidated financial statements presented herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial condition and results of operations for the periods presented.


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier periods to be restated. Management has implemented this standard effective January 1, 1998. Results of operations and financial position were unaffected by the implementation of this standard.



     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management is in the process of analyzing which subsidiaries qualify as reportable operating segments under SFAS No. 131 and has been unable to fully evaluate the impact it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.


     In February 1998, the Financial Accounting Standard Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.


     In June 1998, the Financial Accounting Standards Board Issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. However, in light of the recent acquisitions of Advantis and Infotel, management may enter into derivative contracts to hedge its foreign currency risk in the future. The Company has not yet evaluated the financial statement impact of adopting this new standard.

 3. ACQUISITION AND MERGER TRANSACTIONS



     On February 3, 1997, NHancement merged a wholly-owned subsidiary with and into BFI, whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement, and shares of NHancement common stock were exchanged for all the issued and outstanding common stock of BFI, in a ratio of three shares of NHancement Common Stock for every four shares of BFI Common Stock.


     Also, on February 3, 1997, the Company entered into a stock purchase agreement with Voice Plus, Inc., pursuant to a transaction by which the Company merged a wholly-owned subsidiary with and into VPI whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of the Company. This merger provided for the exchange of (i) the Company's unsecured promissory note in a principal amount of $1,000,000, bearing interest at the medium term T-bill rate, with all principal and accrued interest paid in full during 1997, (ii) the Company's unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate, due on the third anniversary of the consummation of the merger subject to accelerated payment based upon quarterly earnings of Voice Plus, and (iii) shares of NHancement common stock with an estimated fair value of $4,680,000 (of which, shares valued at $2,400,000 were sold in the IPO, and the remainder of the shares are subject to restrictions on transferability under the Securities Act of 1933 (as amended) and pursuant to a lock-up agreement with the underwriter of the IPO), for all the issued and outstanding common stock of VPI.


     On December 15, 1997, the Company consummated the acquisition of Advantis Network & System Sdn Bhd, a Malaysian corporation and systems integrator and distributor of communication equipment, pursuant to a transaction by which Advantis became a wholly-owned subsidiary of NHancement. The initial consideration payable to the Advantis shareholders in connection with the acquisition was 300,000 shares of common stock of NHancement ("NHancement Shares"), to be paid to each Advantis shareholder pro rata proportional to his Advantis share ownership. During the due diligence period provided for in the acquisition agreement, NHancement uncovered an account receivable in the amount of Ringgit Malaysia 640,174 (approximately US$183,000 at the exchange rate in effect as of December 30, 1997, the date of filing of the initial report on Form 8-K regarding the Advantis acquisition), the collectability of which NHancement determined was in doubt. Pursuant to a Supplement to the acquisition agreement, Advantis shareholders guaranteed that the receivable would be collected on or before June 30, 1998. The Advantis shareholders may utilize their NHancement Share holdings in satisfaction of their guarantee obligations. Since the receivable was not collected by June 30, 1998, the Company has initiated the process of recovering the guaranteed amount from the Advantis shareholders. It is anticipated that such obligation will be satisfied, in part, by the return to the Company of certain of the NHancement Shares.



     The Advantis shareholders also have the opportunity to receive up to a maximum of 230,000 additional NHancement Shares as contingent purchase consideration ("Contingent Purchase Consideration") as a consequence of the acquisition if Advantis exceeds certain minimum profit levels for its next two fiscal years ending March 31, 1998 and 1999 totaling approximately RM1.6 million (about $380,000 US at current translation rates). All NHancement Shares to be distributed to the Advantis shareholders pursuant to the Agreement will be issued by NHancement in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and will be subject to the restrictions on transferability as imposed by the 1933 Act. In addition, the first 300,000 NHancement Shares are subject to a lock-up provision prohibiting transfer of fifty percent (50%) of the shares for one year following the effective date, and prohibiting transfer of the remaining fifty percent (50%) until February 4, 1999.



     On June 22, 1998, the Company acquired all outstanding shares of common stock of Infotel Technologies (Pte) Ltd, a Singapore corporation and system integrator of infrastructure communications equipment products, providing radar system integration, turnkey project management services and test instrumentation, as well as a portfolio of communication equipment in Asia. The consideration paid to the Infotel shareholders in connection with the acquisition consisted of cash of S$3,780,000 (US$2,356,300 at a translation rate of 1.62) and approximately 433,000 shares of Common Stock of NHancement ("Acquisition Shares"). If the price per share of the Company's Common Stock is less than $5.00 on the first anniversary of the Infotel acquisition, 50% of the initial shares issued to the Infotel shareholders is subject to adjustment and likewise 50% is subject to adjustment on the second anniversary if the per share price is less than $5.00. Should the Company's Common Stock price be below $5.00 per share on either of these dates, the Infotel shareholders would be entitled to receive that number of shares equal to the lesser of (i) one-half the initial shares valued at $5.00 per share divided by the fair market value per share minus one-half of the initial shares or (ii) one-half the initial shares valued at $5.00 per share divided by $2.75 (subject to adjustment for stock splits and the like). At the current price per share of the Company's Common Stock, these calculations would result in a significant number of additional shares being issued to the Infotel shareholders. Additionally, the Infotel shareholders have the opportunity to receive up to a maximum of S$3,200,000 (approximately US$1,844,000 at current rates) in additional cash payments if Infotel exceeds certain minimum profit levels totaling S$1.6 million (US$922,000) during the two year period ending June 30, 1999. Management has recorded as additional purchase consideration $1,390,400 based on Infotel's profits for the year ended June 30, 1998. All Acquisition Shares were distributed to the Infotel shareholders pursuant to the Agreement were issued by NHancement in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and are subject to restrictions on transferability under the 1933 Act. In addition, the Acquisition Shares are subject to a lock-up provision prohibiting transfer of fifty percent (50%) of the shares for one year following the effective date of the initial agreement, and prohibiting transfer of the remaining fifty percent (50%) until the second anniversary of the effective date of the initial agreement.



     As of June 30, 1998, the purchase price of Infotel and excess of cost over net assets acquired ("goodwill") recorded in connection with the Infotel acquisition are summarized as follows:





Consideration:
  Common stock -- 433,000 shares subject to a share price
     guarantee..............................................  $1,840,400
  Cash......................................................   2,356,300
  Accrued purchase consideration............................   1,390,400
                                                              ----------
          Total consideration...............................   5,587,100
Calculation of goodwill:
  Net assets acquired(1)....................................   3,849,000
  Cost of acquisition.......................................    (167,400)
                                                              ----------
                                                               3,681,600
                                                              ----------
Excess of cost over net assets acquired.....................  $1,905,500
                                                              ==========
(1) Consists principally of the following:
  Cash and cash equivalents.................................  $2,326,000
  Accounts receivable.......................................   2,050,000
  Inventories...............................................   1,651,000
  Property and equipment....................................     374,000
  Other assets..............................................     101,000
  Accounts payable and accrued expenses.....................  (2,014,000)
  Other liabilities.........................................    (639,000)
                                                              ----------
                                                              $3,849,000
                                                              ==========


---------------
(1) The Company is in the process of valuing the net assets acquired from Infotel. Accordingly, the allocation of purchase price may be adjusted in future periods.

 4. INITIAL PUBLIC OFFERING

     On February 4, 1997, the Company completed its IPO of 2,300,000 shares of $0.01 par value Common Stock, of which 1,700,000 shares were sold by the Company and 600,000 shares, representing a portion of the consideration for the outstanding shares of VPI, were sold by a stockholder of the Company. On February 11, 1997, the underwriters exercised an option to purchase from the Company an additional 345,000 shares of Common Stock to cover over-allotments. The Company raised approximately $6.5 million of funds, net of underwriting commissions, printing costs, legal and accounting fees and other offering expenses, totaling approximately $1,660,200, from the offering (including the over-allotment shares) and did not receive any of the proceeds from the sale of shares by the stockholder.


 5. STOCK OPTIONS


     During the three months ended June 30, 1998, no additional options of the Company's Common Stock were granted.


 6. FINANCING ACTIVITIES



     On April 13, 1998, the Company signed a $3.0 million Series A Convertible Preferred Stock financing agreement (the "Securities Purchase Agreement"). Under the terms of the Securities Purchase Agreement, the Company received $1,250,000 in April 1998 (less commissions and certain other costs and expenses of approximately $202,600), and, subject to satisfaction of certain conditions specified in the Securities Purchase Agreement, as amended June 15, 1998, will receive $750,000 two (2) business days after the Company obtains stockholder approval for the Preferred Stock financing, $500,000 thirty days thereafter and the final $500,000 thirty days thereafter. The Preferred Stock bears a 5% cumulative dividend and has a liquidation preference equal to the original purchase price plus cumulative but unpaid dividends. If at the time of any additional closing date under the Securities Purchase Agreement, the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before such closing date is less than $2.00 or the average daily volume for a thirty day period falls below 20,000 shares, the investors are not required to fund any remaining portion of the $3.0 million in excess of the first $1,250,000 investment. Further, if the five day average closing bid price of the Company's common stock falls below $2.00 per share, the Company has the option to redeem the Preferred Stock at 118% of the original purchase price plus cumulative but unpaid dividends. Any shares of Preferred Stock tendered for conversion prior to delivery of the Company's notice of redemption shall not be affected by the redemption notice and shall be converted into shares of Common Stock. As to any shares with respect to which such conversion rights have not been timely exercised, such conversion rights shall terminate upon delivery by the Company of its notice of redemption. The Preferred Stock is convertible into Common Stock at the lesser of the five day average closing bid price at the time of signing or 75% of the five day average closing bid price at the time of each conversion. The 25% conversion discount will be reflected as a preferred stock dividend and will result in a $1.0 million decrease in the income or increase in the loss applicable to Common Stock in computing the net income/loss per share in the event the entire $3.0 million financing is consummated. Through June 30, 1998, the Company has recorded a deemed dividend of $416,700.


     The Company entered into a bridge loan with the holders of the Preferred Stock (the "Preferred Stockholders") and certain management stockholders. NHancement used the funds in the aggregate amount of $1,400,000 to complete the acquisition of Infotel. Interest is payable on the promissory notes at a rate of 10% per annum. Funds loaned to the Company by the Preferred Stockholders totaled $750,000. The notes payable to the Preferred Stockholders provide for repayment on the earlier of the closing of the next tranche of the Company's Preferred Stock in accordance with the terms of the Securities Purchase Agreement, as amended, or 90 days from the date of issuance. Additionally, the notes payable to the Preferred Stockholders will be applied against the purchase price of the additional Preferred Stock available for purchase under the Securities Purchase Agreement, subject to receipt by the Company of certain stockholder approvals.

     Funds loaned to the Company by certain management stockholders totaled $650,000. Of this amount, $125,000, $225,000 and $300,000 were loaned to
NHancement by Esmond T. Goei, Chairman of the Board and Chief Executive Officer of the Company, Douglas S. Zorn, Executive Vice President and Chief Financial Officer of the Company, and James S. Gillespie, formerly the President of Voice Plus, Inc. and currently a member of the Board of Directors of the Company, respectively. The notes payable to management provide for repayment within 90 days from the date of the loan. In the event of any partial repayment, partial repayments are to be apportioned as follows: (i) the first $75,000 of any partial repayment is to be paid first to Mr. Gillespie, (ii) the next $200,000 of any partial repayment is to be paid equally to Mr. Gillespie and Mr. Zorn and (iii) the remaining payments are to be pro rated equally among all three members of management until these loans have been repaid in full.

 7. UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma statements of operations combine the results of operations of BioFactors, VPI, Advantis, and Infotel for the six months ended June 30, 1998 and 1997, as if the VPI, Advantis, and Infotel acquisitions had occurred at the beginning of the respective periods, after giving effect to certain adjustments, including the amortization of excess of costs over net assets acquired and interest expense on notes payable to common and preferred stockholders. The following unaudited pro forma summary does not necessarily reflect the results of operations as they would have been had the VPI, Advantis, and Infotel acquisitions occurred at the beginning of the periods presented and is not necessarily indicative of the results of operations for any future period.


                                                                 UNAUDITED PRO FORMA
                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
Net sales...................................................  $13,766,800    $11,130,800
Net income (loss)...........................................  $   292,400    $  (270,400)
Preferred stock dividends...................................  $        --    $  (430,100)
                                                              -----------    -----------
Basic and diluted net income (loss) applicable to common
  stock.....................................................  $   292,400    $  (700,500)
                                                              ===========    ===========
Net income (loss) per common share..........................  $      0.07    $     (0.11)
Weighted average common and common equivalent shares
  outstanding...............................................    4,485,700      4,885,200
                                                              ===========    ===========


 8. EARNINGS PER SHARE

     Earnings per share were computed under the provisions of SFAS 128, Earnings Per Share. The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:


                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                           JUNE 30,                    JUNE 30,
                                   ------------------------    -------------------------
 NET INCOME (LOSS) -- NUMERATOR       1997          1998          1997          1998
 ------------------------------    ----------    ----------    ----------    -----------
Net income (loss)................  $   72,100    $   47,600    $  114,700    $  (738,600)
Preferred stock dividends........          --      (430,100)           --       (430,100)
                                   ==========    ==========    ==========    ===========
Basic and diluted net loss
  applicable to common stock.....  $   72,100    $ (382,500)   $  114,700    $(1,168,700)
                                   ==========    ==========    ==========    ===========
COMMON SHARES -- DENOMINATOR
Basic weighted average common
  shares outstanding.............   4,228,500     4,506,300     3,519,300      4,471,400
Options and warrants.............      55,500            --        95,300             --
                                   ==========    ==========    ==========    ===========
Diluted weighted average common
  shares outstanding.............   4,284,000     4,506,300     3,614,600      4,471,400
                                   ==========    ==========    ==========    ===========


     Options and warrants to purchase 1,009,300 shares of Common Stock and Preferred Stock convertible into 614,200 shares of Common Stock were outstanding during the first half of 1998 but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

 9. SUBSEQUENT EVENTS

     On July 27, 1998, a Preferred Stockholder converted all its remaining outstanding Preferred Stock and accrued dividends (aggregating $312,500) into 238,900 shares of the Company's Common Stock at a per share price of $1.31. This brought his total number of Common shares converted from Preferred Stock and associated dividend to 475,700 with an average price per share of $1.33. As of the same date, the Company's other Preferred Stockholder converted 1,300 shares of Preferred Stock and accrued dividends of $1,900, into 100,000 shares of the Company's Common Stock at a per share price of $1.31. This brought his total number of Common shares converted from Preferred Stock and associated dividend to 163,500 with an average price per share of $1.37. This Preferred Stockholder had 4,000 shares of Preferred Stock remaining after the July 27th date.

     On July 2, 1998, the Company issued options, pursuant to the Company's Incentive Stock Option Plan, to purchase 257,000 shares of its common stock to thirteen employees at fair market value ($2.0625 per share). These option vest over four years with 25% vesting after one-year and the remainder prorated over an additional 36 months.

     Per the revised terms of the Infotel Technologies (Pte) Ltd acquisition agreement, the Company was obligated to pay two former Infotel shareholders an aggregate of S$500,000 (US$295,000 at current translation rates) if their personal guarantees with two Singapore banks were not released by July 22, 1998. On July 20, 1998, the last of these personal guarantees was released. Accordingly, the Company has been relieved of any such payment obligation.


     Based on Management's recommendation, the Board of Directors of NHancement Technologies Inc. approved on July 30, 1998 a resolution changing the year-end of the Company and its Subsidiaries to September 30th. An annual report on Form 10-KSB will be filed for the nine-month transition period ending September 30, 1998.

                                    ANNEX A

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between NHANCEMENT TECHNOLOGIES, INC., a Delaware corporation, with headquarters located at 39420 Liberty Street, Suite 250, Fremont, CA 94538 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer").

                                  WITNESSETH:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "Convertible Preferred Stock"), of the Company, which which will be convertible into shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. Purchase; Certain Definitions. (i) The undersigned hereby agrees to initially purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $3,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock of the Company attached hereto as Annex I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

     (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock and the Additional Preferred Stock (as defined below), unless the context otherwise requires.

     (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

     (iv) As used herein, the term "Purchase Price" means the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be.

     (v) As used herein, the term "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

     (vi) As used herein, the term "Additional Closing Date" means the date of the closing of the purchase and sale of the relevant Additional Preferred Stock, as provided herein.

     (vii) As used herein, the term "Closing Date" means the relevant Initial Closing Date or Additional Closing Date, as the case may be.

     (viii) As used herein, the term "Market Price of the Common Stock" means
(x) the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

     (ix) As used herein, the term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as that term is defined in the Registration Rights Agreement defined below).

     b. Form of Payment; Delivery of Preferred Stock.

     (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

     (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing the relevant Preferred Stock, duly executed by or on behalf of the Company (collectively, the "Certificate"), to the Escrow Agent.

     (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     c. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                    Bank of New York
               350 Fifth Avenue
               New York, New York 10001

               ABA# 021000018
               For credit to the account of Krieger & Prager, Esqs.
               Account No.:    -

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Initial Preferred Stock in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

     d. Escrow Property. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

 2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only or as agent for other "accredited investors" (as that term is used in paragraph 2(b) below) and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

     e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review an unfiled draft of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as provided to the Buyer under cover of a copy of a letter, dated March 8, 1998 (the "Company's SEC Documents").

     f. The Buyer understands that its investment in the Securities involves a high degree of risk.

     g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except if the Company is in default under any of the terms of the Certificate of Designations or any of the Transaction Agreements, as defined below and the Purchaser has asserted such default) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

 3. COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyer that, except as provided in Annex V hereto:

     a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

     b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with the terms of the Certificate of Designations will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     d. Securities Purchase Agreement; Registration Rights Agreement and
Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the Company or on the transactions contemplated herein.

     f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

     h. Absence of Certain Changes. Since January 1, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since January 1,

1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

     j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at April 8, 1998 are set forth in Annex V.

     m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since January 1, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the charter or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 1997, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

 4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company and opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

     d. Filings and Shareholder Consent. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

     (ii) The Company undertakes and agrees to take all steps necessary to have a vote of the shareholders of the Company regarding authorization of the Company's issuance to the holders of the Preferred Stock of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the Initial Closing Date or any Additional Closing Date, whichever is higher on or before the Effective Date in accordance with NASDAQ Rule 4301(c)(25)(H)(i)(d)(2). The Company will recommend to the shareholders that such authorization be granted and will seek proxies from shareholders not attending the meeting (if such meeting is required to effectuate such authorization) naming a director or officer of the Company as such shareholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. The Company has obtained the commitment of each director and officer of the Company owning, directly or indirectly, shares of the Common Stock or who might be designated as a proxy for shareholders that such director or officer will vote such shares and any proxy given to him or her (except to extent specifically directed otherwise in a proxy) in favor of such authorization. Upon determination that the shareholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Buyer an unqualified opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Preferred Stock and without any limits imposed by the Cap Regulations (as defined below) adopted on or before and in effect on the date of the Authorization Opinion. The Authorization Opinion shall state that the Buyer may rely thereon in connection with the transactions contemplated regarding the Additional Preferred Stock and its holdings of the Preferred Stock.

     e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/SmallCap Market.

     f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for internal working capital purposes and for payment of the purchase price of Infotel Technologies (PTE) Ltd., a company incorporated in Singapore, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any of its affiliates, or to repay any debt to any of its affiliates.

     g. Certain Agreements. The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party on any date which is earlier than the later of (A) one hundred eighty (180) days after the Effective Date or (B) one hundred twenty
(120) days after the last Additional Closing Date.

     h. Future Purchases. (i) The Buyer hereby unconditionally and irrevocably agrees to purchase from the Company, and the Company hereby unconditionally and irrevocably agrees to issue to the Buyer additional shares of Preferred Stock (collectively, the "Additional Preferred Stock") having a liquidation amount of up to the relevant Additional Tranche identified in subparagraph (h)(ii) below multiplied by a fraction, of which the numerator is the principal amount of the Initial Preferred Stock and the denominator is $1,250,000. The Additional Preferred Stock shall be issued and acquired in three tranches (each, an "Additional Tranche"), on the terms and subject to the conditions hereinafter provided.

     (ii) The first Additional Tranche (the "First Additional Tranche") and the second Additional Tranche (the "Second Additional Tranche") shall be for $500,000 each. The third Additional Tranche (the "Third Additional Tranche") shall be for $750,000.

     (iii) The closing for the First Additional Tranche shall occur on the date (the "First Additional Closing Date") which is sixty (60) days after the Effective Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Second Additional Tranche shall occur on the date (the "Second Additional Closing Date") which is thirty (30) days after the First Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Third Additional Tranche shall occur on the date (the "Third Additional Closing Date") which is thirty (30) days after the Second Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing of each Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock. Each of the First Additional Closing Date, the Second Additional Closing Date and the Third Additional Closing Date is referred to as an "Additional Closing Date."

     (iv) On the relevant Additional Closing Date, (A) the Registration Statement required to be filed under the Registration Rights Agreement shall continue to be effective, and (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the relevant Additional Closing Date (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date).

     (v) It shall be a condition to the Buyer's obligation to purchase the relevant Additional Preferred Stock that, as of the relevant Additional Closing Date, (A) the Market Price of the Common Stock, as adjusted to reflect any stock splits, reverse stock splits or stock dividends effected or declared after the Initial Closing Date, be Two Dollars ($2.00) or more per share, (B) the average daily trading volume for the Common Stock for the thirty (30) consecutive trading days ending the day before the Additional Closing Date be twenty thousand (20,000) or more shares, and (C) the Authorization Opinion shall have been issued to the Buyer.

     i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

     j. Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). The Company agrees whether or not provided in the Certificate of Designations, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a share Preferred Stock which can not be converted as result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

          (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

          (y) require the Company to redeem such share of Unconverted Preferred Stock for an amount (the "Redemption Amount"), payable in cash, equal to:

                                       V

                                     ------
                                       CP
                                               x   M

      where:

          "V" means the liquidation preference of a share of Unconverted Preferred Stock plus any accrued but unpaid dividends thereon;

          "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Preferred Stock electing this remedy; and

          "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

If a holder owns more than one share of Unconverted Preferred Stock, such holder may elect one of the above remedies with respect to some of such shares of Unconverted Preferred Stock and the other remedy with respect to other shares of Unconverted Preferred Stock. The Certificate of Designations shall not contain any provisions inconsistent with the above terms. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

     k. Hedging Transactions. The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

  5. TRANSFER AGENT INSTRUCTIONS.

     a. Promptly following the delivery by the Buyer of the Purchase Price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

     b. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any then applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of

Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

     c. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

     (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date.

     (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date a dividend payment on the Preferred Stock, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due.

     d. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                            LATE PAYMENT FOR EACH
                                          $10,000 OF PREFERRED STOCK
                                      LIQUIDATION PREFERENCE OR INTEREST
       NO. BUSINESS DAYS LATE               AMOUNT BEING CONVERTED
       ----------------------         ----------------------------------
1...................................  $100
2...................................  $200
3...................................  $300
4...................................  $400
5...................................  $500
6...................................  $600
7...................................  $700
8...................................  $800
9...................................  $900
10..................................  $1,000
>10.................................  $1,000+$200 for each Business Day
                                      Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     e. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

     f. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     g. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

 6. DELIVERY INSTRUCTIONS.

     The Initial Preferred Stock or the Additional Preferred Stock, as the case may be, shall be delivered by the Company to the Escrow Agent pursuant to
Section 1(b) hereof, on a delivery against payment basis, no later than on the relevant Closing Date.

     Notwithstanding the foregoing provision or any other provision hereof to the contrary, the Escrow Agent is authorized and directed to retain in escrow, out of the Purchase Price proceeds for the Initial Preferred Stock deposited in escrow with the Escrow Agent, the sum of Five Hundred Thousand Dollars ($500,000; the "Retained Escrow Amount") until the Escrow Agent receives written confirmation from counsel to the Company that the Registration Statement complying with the provisions of the Registration Rights Agreement (including, without limitation, [x] inclusion of all concepts specified therein, [y] after affording counsel for the Initial Holder, as defined in the Registration Rights Agreement the opportunity to review and comment on the draft of the Registration Statement and [z] not including any statement therein to which such counsel to the Initial Holder reasonably objected) has been filed with the SEC (the "Filing Confirmation"). Upon receipt of the Filing Confirmation by the Escrow Agent, the Escrow Agent shall release the Retained Escrow Amount to the Company as contemplated by the Joint Escrow Instructions.

 7. CLOSING DATE.

     a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of an Additional Closing Date shall be the date specified by either party to other on at least ten (10) business days' advance notice to the other; provided, however, that it shall be a condition of such Additional Closing Date that , on or before such date, each of the conditions contemplated by Section 4(h) and by Sections 8 and 9 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

     b. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

     c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof. The Certificates representing the relevant Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof no later than on the relevant Closing Date.

 8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement by the Buyer;

     b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

 9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

     b. Delivery by the Company to the Escrow Agent of the Certificate representing the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

     e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

     f. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents;

     g. From and after the date hereof to and including the relevant Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the relevant Preferred Stock; and

     h. With respect to each Additional Closing Date, each of the conditions set forth in Section 4(h) hereof shall have either been satisfied or waived by the Buyer.

 10. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES.

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       NHANCEMENT TECHNOLOGIES, INC.
               39420 Liberty Street
               Suite 250
               Fremont, CA 94538
               ATTN: Chief Financial Officer
               Telephone No.: (510) 744-3333
               Telecopier No.: (510) 744-4003
               with a copy to:

               Tomlinson Zisko Morosoli & Maser
               200 Page Mill Road, 2nd Floor
               Palo Alto, CA 94306
               ATTN: Cindy Loe, Esq.
               Telephone No.: (650) 325-8666
               Telecopier No.: (650) 324-1808

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               Telecopier No. (212) 213-2077
               Telephone No.: (212) 689-3322

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.


Number of shares of initial preferred stock to be         6,250
  purchased:............................................
Aggregate purchase price of such initial preferred        $625,000.00
  stock:................................................

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

                                                         The Endeavour Capital Fund S.A.
-----------------------------------------------------    ----------------------------------------------
Address                                                  Printed Name of Subscriber
c/o Endeavor Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
                                                         By: /s/ SHMULI MARGULIES
Telecopier No. 972-2-582-4443                                ------------------------------------------
                                                         (Signature of Authorized Person)
                                                         Shmuli Margulies, Director
                                                         Printed Name and Title

BVI
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /s/ DOUGLAS S. ZORN

    --------------------------------------------------------
    Douglas S. Zorn
Title: Chief Financial Officer
Date: April 13, 1998

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

Number of shares of initial preferred stock to be purchased:  6,250

Aggregate purchase price of such initial preferred stock:     $625,000.00

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

-----------------------------------------------------    AMRO INTERNATIONAL S.A.
Address                                                  ----------------------------------------------
SO ULTRA FINANCE                                         Pnted Name of Subscriber
Gross Munster Platz 26
Zurich LH 8022
Switzerland
                                                         By: /S/  H. U. BACHOFEN
                                                             ------------------------------------------
Telecopier No.011-411-262-5515                           (Signature of Authorized Person)
                                                         H.U. Bachofen, President/Director
                                                         Printed Name and Title
Panama
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /S/  DOUGLAS S. ZORN

    -----------------------------------------------------
      Douglas S. Zorn
Title:  Chief Financial Officer
Date: April 13, 1998

                                 JUNE 15, 1998

                                LETTER AGREEMENT

AMRO INTERNATIONAL S.A.                        The Endeavour Capital Fund S.A.
c/o Ultra Finance                              14/14 Divrei Chaim Street
Grossmunster Platz 26                          Jerusalem 94479
Zurich LH 8022                                 Israel
Switzerland                                    Attn: Mr. Shmuli Margulies
Attn: Mr. H.U. Bachofen

     Re: Amendment to Securities Purchase Agreement

Gentlemen:

     This letter agreement confirms our agreement that the following provisions stated herein shall constitute an amendment to that certain Securities Purchase Agreement dated as of April 13, 1998 (the "Agreement") and entered into by and among AMRO INTERNATIONAL S.A. and The Endeavour Capital Fund S.A. (each, "Buyer" and collectively, "Buyers"), and NHancement Technologies Inc. (the "Company") in accordance with Section 10.j. of the Agreement.

     Unless otherwise defined herein, the defined terms shall have the same meaning as set forth in the Agreement. The Company and Buyers hereby acknowledge and agree as follows:

          1. The First Additional Tranche shall be increased from Five Hundred Thousand Dollars ($500,000) to Seven Hundred Fifty Thousand Dollars ($750,000).

          2. The Third Additional Tranche shall be decreased from Seven Hundred Fifty Thousand Dollars ($750,000) to Five Hundred Thousand Dollars ($500,000).

          3. The First Additional Closing Date shall occur on or two (2) business days after the date the Company obtains the stockholder approval to the effect that the Cap Regulations, as specified in Section 4.j of the Agreement, will not restrict the Company's issuance of the shares of Common Stock to any Buyer in connection with such Buyer's conversion of the Initial Preferred Stock or any Additional Preferred Stock, as of such First Additional Closing Date, provided that all other conditions to the closing of the First Additional Tranche shall have been satisfied by the Company or waived by the Buyers. The Company agrees to use its best efforts to satisfy all such conditions as soon as possible. The Company further represents and warrants that a proposal to such effect will be duly and properly submitted for the stockholder approval at the special stockholder meeting expected to be held on or about July 6, 1998.

NHancement Technologies Inc.
Letter Agreement
Page 2

     IN WITNESS WHEREOF, this letter agreement has been executed by the undersigned this 15th day of June 1998.

                                          THE COMPANY:
                                          NHANCEMENT TECHNOLOGIES INC.

                                          By: /s/ DOUGLAS S. ZORN

                                            ------------------------------------

                                          Its: Chief Financial Officer

                                          --------------------------------------

                                          Acknowledged and Agreed:

                                          AMRO INTERNATIONAL S.A.

                                          By: /s/ H.U. BACKOFEN

                                            ------------------------------------

                                          Its:

                                          --------------------------------------

                                          THE ENDEAVOUR CAPITAL FUND S.A.

                                          By: /s/ S. MARGULIES

                                            ------------------------------------

                                          Its:

                                          --------------------------------------

                        PAYMENT AND TERMINATION AGREEMENT

        This Payment and Termination Agreement (the "AGREEMENT" ) entered into as of September 24, 1998 between NHancement Technologies Inc., a Delaware corporation (the "COMPANY"), and AMRO International S.A. and The Endeavour Capital Fund S.A. (each, a "BUYER" ), with reference to the Securities Purchase Agreement among the Company and Buyers dated April 13, 1998 (the "SECURITIES PURCHASE AGREEMENT") and those certain Promissory Notes made by the Company in favor of each of the Buyers dated June 15, 1998 and each in the principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (individually a "NOTE" and collectively the "NOTES").

        NOW, THEREFORE, the Company and the Buyers agree as follows:

        1. PAYMENT OF NOTES. Concurrently with the Agreement, the Company will pay to each Buyer all principal and interest due on each Note through the date hereof and each Buyer will return to the Company the original of such Note marked paid in full.

        2. TERMINATION OF SECURITIES PURCHASE AGREEMENT. In consideration of the payment by the Company to each Buyer of the sum of Sixty-Seven Thousand Five Hundred Dollars ($67,500), the Company and the Buyers agree that the Buyer shall not be obligated to purchase, and the Company shall not be obligated to sell, any further shares of the Company's Series A Convertible Preferred Stock (the "PREFERRED STOCK") under the Securities Purchase Agreement and that all of the Company's and the Buyers' respective obligations under the Securities Purchase Agreement and related documentation, including, but not limited to, any commitments entered into by the Company's Directors and Officers pursuant to
Section 4(d)(ii) of the Securities Purchase Agreement shall cease and terminate as of the date hereof except for the following obligations which shall continue to survive to the extent necessary to permit their complete fulfilment or discharge: (1) Sections 4(a), (b), (d), (e), (g), (i), (j) & (k), 5, 10, 11 and
12 of the Securities Purchase Agreement, (2) the Company's Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended, for so long as any shares of Preferred Stock remain outstanding, (3) the Registration Rights Agreement entered into and in connection with the Securities Purchase Agreement, (4) the Joint Escrow Instructions among the Company, the Buyers and the Escrow Agent named therein.

Payment and Termination Agreement
Page 2


        3. IMMEDIATELY AVAILABLE FUNDS. All payments made by the Company to the Buyers hereunder shall be made concurrent with the execution delivery of this Agreement and shall be made in immediately available funds.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company and Buyers as of the date set forth above.

AMRO INTERNATIONAL S.A.            NHANCEMENT TECHNOLOGIES INC.


By: /S/ Hans Ulrich Bachofen       By: /S/ Douglas S. Zorn
    ------------------------           ----------------------------------------
                                       Douglas S. Zorn, Chief Financial Officer

Its:    Director/President
    -------------------------


THE ENDEAVOUR CAPITAL FUND S.A.


By: /s/ Shmuli Margulies
    ------------------------

Its: Director
    ------------------------

                          NHANCEMENT TECHNOLOGIES INC.


          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 2, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Esmond T. Goei and Douglas S. Zorn, and each or any of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock and Preferred Stock of NHancement Technologies Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of its stockholders to be held on November 2, 1998, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR the Proposal.


     This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Special Meeting and vote in person, the proxy will not be used.

             Continued and to be signed and dated on reverse side.

The directors recommend a vote FOR the Proposal


     1. Ratification and approval of the issuance of 3,211 shares of Series A Convertible Preferred Stock and all shares of Common Stock issuable upon conversion thereof.


            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.
                                                   DATE , 1998

                                                   SIGNED

                                                   Please sign, date and return
                                                   this card promptly in the
                                                   enclosed envelope Please mark
                                                   votes as in this example: [X]